No. 617987 THE COMPANIES ACT 1948 and THE COMPANIES ACTS 1985, 1989 AND 2006 _______________ PUBLIC COMPANY LIMITED BY SHARES _______________ MEMORANDUM OF ASSOCIATION and ARTICLES OF ASSOCIATION of HSBC Holdings plc _______________ As at 20 April 2018 PUBLIC

1 No. 617987 THE COMPANIES ACT 1948 and THE COMPANIES ACTS 1985 AND 1989 and THE COMPANIES ACT 2006 PUBLIC COMPANY LIMITED BY SHARES _______________ MEMORANDUM OF ASSOCIATION (As altered by Special Resolutions passed on 20 July 1981, 18 December 1990, 25 March 1991 and 28 May 1999, which came into effect on 2 July 1999, and as altered by virtue of section 28 of the Companies Act 2006 by Special Resolution passed on 22 May 2009, which came into effect on 1 October 2009) OF HSBC Holdings plc _______________ We, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names. NAMES AND ADDRESSES AND Number of Shares taken by each DESCRIPTION OF SUBSCRIBERS Subscriber JEAN HERBERT One 156 Strand London WC2 Company Director THOMAS ARTHUR HERBERT 156 Strand One London WC2 Barrister-at-Law Dated the 18th day of January 1956 PUBLIC

2 WITNESS to the above Signatures CHRISTINE FREDA HERBERT 7 The Avenue Muswell Hill London N10 Company Director PUBLIC

3 ARTICLES OF ASSOCIATION CONTENTS Article No Page PRELIMINARY .................................................................................................... 8 1 Other regulations not to apply...................................................................... 8 2 Interpretation ................................................................................................ 8 3 Limited liability ......................................................................................... 13 4 Registered office ........................................................................................ 13 SHARE CAPITAL ............................................................................................... 13 5 Share capital ............................................................................................... 13 6 Rights of the Sterling Preference Shares ................................................... 13 7 Rights of the Dollar Preference Shares ...................................................... 21 8 Rights of the Euro Preference Shares ........................................................ 30 9 Rights of the Non-voting Deferred Shares................................................. 38 10 Allotment ................................................................................................... 39 11 Redeemable shares ..................................................................................... 40 12 Power to attach rights................................................................................. 40 13 Commission and brokerage ........................................................................ 40 14 Trusts not to be recognised ........................................................................ 41 SHARE CERTIFICATES ................................................................................... 41 15 Right to certificates .................................................................................... 41 16 Replacement certificates ............................................................................ 41 UNCERTIFICATED SHARES .......................................................................... 42 17 Uncertificated shares .................................................................................. 42 LIEN ON SHARES .............................................................................................. 44 18 Lien on shares not fully paid ...................................................................... 44 19 Enforcement of lien by sale ....................................................................... 44 20 Application of proceeds of sale.................................................................. 45 CALLS ON SHARES .......................................................................................... 45 21 Calls ........................................................................................................... 45 22 Interest on calls .......................................................................................... 45 23 Rights of member when call unpaid .......................................................... 46 24 Sums due on allotment treated as calls ...................................................... 46 25 Power to differentiate ................................................................................. 46 26 Payment in advance of calls ....................................................................... 46 27 Delegation of power to make calls............................................................. 46 28 Indemnity against claims in respect of shares ............................................ 47 FORFEITURE OF SHARES .............................................................................. 47 29 Notice if call not paid ................................................................................. 47 30 Forfeiture for non-compliance ................................................................... 48 31 Notice after forfeiture ................................................................................ 48 32 Forfeiture may be annulled ........................................................................ 48 33 Surrender .................................................................................................... 48 PUBLIC

4 34 Disposal of forfeited shares ....................................................................... 48 35 Effect of forfeiture ..................................................................................... 49 36 Extinction of claims ................................................................................... 49 37 Evidence of forfeiture ................................................................................ 49 TRANSFER OF SHARES .................................................................................. 50 38 Form of transfer ......................................................................................... 50 39 Right to refuse registration......................................................................... 50 40 Notice of refusal ......................................................................................... 51 41 Fees on registration .................................................................................... 51 42 Other powers in relation to transfers .......................................................... 51 TRANSMISSION OF SHARES ......................................................................... 51 43 On death ..................................................................................................... 51 44 Election of person entitled by transmission ............................................... 51 45 Rights on transmission ............................................................................... 52 DESTRUCTION OF DOCUMENTS ................................................................. 52 46 Destruction of documents .......................................................................... 52 ALTERATION OF SHARE CAPITAL ............................................................ 54 47 Increase, consolidation, sub-division and redenomination ........................ 54 48 Fractions ..................................................................................................... 54 VARIATION OF CLASS RIGHTS ................................................................... 55 49 Sanction to variation .................................................................................. 55 50 Class meetings ........................................................................................... 56 51 Deemed variation ....................................................................................... 56 GENERAL MEETINGS ..................................................................................... 56 52 Annual general meetings............................................................................ 56 53 Convening of general meetings ................................................................. 56 54 Notice of general meetings ........................................................................ 57 55 Omission to send notice ............................................................................. 59 56 Postponement of general meetings ............................................................ 59 PROCEEDINGS AT GENERAL MEETINGS ................................................ 59 57 Quorum ...................................................................................................... 59 58 If quorum not present ................................................................................. 60 59 Chairman .................................................................................................... 60 60 Entitlement to attend and speak ................................................................. 60 61 Power to adjourn ........................................................................................ 60 62 Notice of adjourned meeting ...................................................................... 61 63 Business of adjourned meeting .................................................................. 61 64 Accommodation of members at meeting and security arrangements ........ 62 65 Orderly conduct ......................................................................................... 63 VOTING ............................................................................................................... 63 66 Method of voting........................................................................................ 63 67 Chairman's declaration conclusive on show of hands ............................... 63 68 Objection to error in voting........................................................................ 64 69 Amendment to resolutions ......................................................................... 64 PUBLIC

5 70 Procedure on a poll .................................................................................... 64 71 Votes of members ...................................................................................... 65 72 Restriction on voting rights for unpaid calls etc. ....................................... 66 73 Votes not counted where abstention required ............................................ 66 74 Validity of meeting .................................................................................... 66 75 Voting by proxy ......................................................................................... 66 76 Validity of votes by proxies and corporate representatives ....................... 67 77 Form of proxy ............................................................................................ 67 78 Deposit or receipt of proxy ........................................................................ 68 79 More than one proxy may be appointed .................................................... 69 80 Board may supply proxy cards .................................................................. 69 81 Revocation of proxy ................................................................................... 69 82 Directors' powers to establish verification procedures in connection with proxies ........................................................................................................ 70 83 Corporate representative ............................................................................ 70 84 Failure to disclose interests in shares ......................................................... 70 UNTRACED MEMBERS ................................................................................... 73 85 Power of sale .............................................................................................. 73 86 Application of proceeds of sale.................................................................. 74 APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS ..... 74 87 Number of Directors .................................................................................. 74 88 Power of Company to appoint Directors ................................................... 74 89 Power of Board to appoint Directors ......................................................... 74 90 Appointment of executive Directors .......................................................... 75 91 Eligibility of new Directors ....................................................................... 75 92 Share qualification ..................................................................................... 75 93 Resolution for appointment........................................................................ 75 94 Retirement of Directors.............................................................................. 75 95 Position of retiring Director ....................................................................... 75 96 Deemed re-appointment ............................................................................. 76 97 Removal by ordinary resolution ................................................................. 76 98 Vacation of office by Director ................................................................... 76 99 Resolution as to vacancy conclusive.......................................................... 77 ALTERNATE DIRECTORS .............................................................................. 77 100 Appointments ............................................................................................. 77 101 Participation in Board meetings ................................................................. 77 102 Alternate Director responsible for own acts .............................................. 77 103 Interests of alternate Director ..................................................................... 77 104 Revocation of appointment ........................................................................ 78 DIRECTORS' REMUNERATION, EXPENSES AND PENSIONS............... 78 105 Directors' fees ............................................................................................ 78 106 Expenses .................................................................................................... 78 107 Additional remuneration ............................................................................ 79 108 Remuneration of executive Directors ........................................................ 79 109 Pensions and other benefits ........................................................................ 79 POWERS AND DUTIES OF THE BOARD ..................................................... 79 PUBLIC

6 110 Powers of the Board ................................................................................... 79 111 Powers of Directors being less than minimum number ............................. 79 112 Powers of executive Directors ................................................................... 80 113 Delegation to committees .......................................................................... 80 114 Local management ..................................................................................... 80 115 Power of attorney ....................................................................................... 81 116 Associate directors ..................................................................................... 81 117 Exercise of voting power ........................................................................... 81 118 Provision for employees ............................................................................ 81 119 Registers of members ................................................................................. 82 120 Borrowing powers ...................................................................................... 83 PROCEEDINGS OF DIRECTORS AND COMMITTEES ............................ 83 121 Board meetings .......................................................................................... 83 122 Notice of Board meetings .......................................................................... 83 123 Quorum ...................................................................................................... 83 124 Chairman of Board ..................................................................................... 84 125 Voting ........................................................................................................ 84 126 Electronic participation in meetings .......................................................... 84 127 Resolution in writing.................................................................................. 84 128 Proceedings of committees ........................................................................ 85 129 Minutes of proceedings .............................................................................. 85 130 Validity of proceedings .............................................................................. 85 DIRECTORS' INTERESTS ............................................................................... 85 131 Director may have interests ....................................................................... 85 132 Power of the Board to authorise conflicts of interest ................................. 86 133 Declaration of interests .............................................................................. 87 134 Entitlement to keep information confidential ............................................ 88 135 Avoiding conflicts of interest..................................................................... 88 136 Overriding principles ................................................................................. 88 137 Interested Director not to vote or count for quorum .................................. 89 138 Director's interest in own appointment ...................................................... 90 139 Chairman's ruling conclusive on Director's interest .................................. 90 140 Directors' resolution conclusive on Chairman's interest ............................ 90 141 Definitions.................................................................................................. 90 THE SEAL ............................................................................................................ 91 142 Application of Seal .................................................................................... 91 143 Deed without sealing.................................................................................. 91 144 Official seal for use abroad ........................................................................ 92 THE SECRETARY ............................................................................................. 92 145 The Secretary ............................................................................................. 92 DIVIDENDS AND OTHER PAYMENTS......................................................... 92 146 Declaration of dividends ............................................................................ 92 147 Interim dividends ....................................................................................... 92 148 Entitlement to dividends ............................................................................ 93 149 Calls or debts may be deducted from dividends ........................................ 93 150 Distribution in specie ................................................................................. 93 PUBLIC

7 151 Dividends not to bear interest .................................................................... 93 152 Method of payment .................................................................................... 93 153 Uncashed dividends ................................................................................... 95 154 Unclaimed dividends ................................................................................. 95 155 Payment of scrip dividends ........................................................................ 95 156 Reserves ..................................................................................................... 98 157 Capitalisation of reserves ........................................................................... 99 158 Record dates ............................................................................................. 100 ACCOUNTS ....................................................................................................... 100 159 Accounting records .................................................................................. 100 160 Inspection of records ................................................................................ 100 161 Accounts to be sent to members .............................................................. 100 162 Strategic report with supplementary material .......................................... 101 NOTICES............................................................................................................ 101 163 Form of notices ........................................................................................ 101 164 Authentication .......................................................................................... 102 165 Service of notice on members .................................................................. 103 166 Notice in case of death, bankruptcy or mental disorder ........................... 103 167 Evidence of service .................................................................................. 104 168 Notice binding on transferees .................................................................. 105 169 Notice by advertisement .......................................................................... 105 170 Suspension of postal services ................................................................... 105 INDEMNITY ...................................................................................................... 105 171 Right to indemnity ................................................................................... 105 172 Power to insure ........................................................................................ 106 PUBLIC

8 No. 617987 THE COMPANIES ACT 2006 --------------- PUBLIC COMPANY LIMITED BY SHARES --------------- ARTICLES OF ASSOCIATION of HSBC Holdings plc (As adopted, with effect from and including 20 April 2018, by Special Resolution passed on 20 April 2018) --------------- PRELIMINARY 1 Other regulations not to apply 1.1 No regulations for management of a company set out in any schedule to any statute concerning companies or contained in any regulations or instrument made pursuant to a statute shall apply to the Company, but the following shall be the Articles of Association of the Company. 2 Interpretation 2.1 In these Articles, unless the context otherwise requires, the following expressions have the following meanings: Expression Meaning Act subject to Article 2.3, the Companies Act 2006 and, where the context requires, every other statute for the time being in force concerning companies and affecting the Company (including, without limitation, the Regulations) address in relation to any electronic communication includes any number or address used for the purposes of such communication these Articles these Articles of Association as altered or varied from time to time (and "Article" means one of these Articles) Auditors the auditors for the time being of the Company or, in the case of joint auditors, all or any one of them PUBLIC

9 Board the board of Directors for the time being of the Company or the Directors present or deemed to be present at a duly convened meeting of Directors at which a quorum is present cash an account so designated by the Operator of the relevant system memorandum account certificated a unit of a security held in certificated form share Chairman the chairman (if any) of the Board or where the context requires, the chairman of a general meeting of the Company clear days (in relation to the period of a notice) that period, excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect Company HSBC Holdings plc Depositary a custodian or other person (or a nominee for such custodian or other person) appointed under contractual arrangements with the Company or other arrangements approved by the Board whereby such custodian or other person or nominee holds or is interested in shares of the Company or rights or interests in shares of the Company and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been approved by the Board prior to the date of adoption of these Articles or for the purpose of these Articles and shall include, where approved by the Board, the trustees (acting in their capacity as such) of any employees' share scheme established by the Company or any other scheme or arrangements principally for the benefit of employees of the Company and/or its subsidiaries which have been approved by the Board Director a director for the time being of the Company and includes any person appointed by him or her as his or her alternate director but only while acting as such dividend a distribution or a bonus Dollar a non-cumulative preference share of US$0.01 Preference Share electronic means any device, system, procedure, method or other facility facility whatsoever providing an electronic means of attendance at or participation in (or both attendance at and participation in) a general meeting determined by the Board pursuant to Article 54.8 PUBLIC

10 electronic form has the meaning given in the Act1, and shall include provision of any information or document on a website, and references to "electronic copy", "electronic communication" and "electronic means" shall be construed accordingly Euro Preference a non-cumulative preference share of €0.01 Share execution includes any mode of execution (and "executed" shall be construed accordingly) hard copy any document sent or supplied in a paper copy or similar form capable of being read by the recipient holder (in relation to any share) the member whose name is entered in the Register as the holder or, where the context permits, the members whose names are entered in the Register as joint holders, of that share Hong Kong the register referred to in Article 119 Overseas Branch Register The Hong Kong The Stock Exchange of Hong Kong Limited or other principal Stock stock exchange in Hong Kong for the time being Exchange member a member of the Company Office the registered office for the time being of the Company Operator means Euroclear UK & Ireland Limited or such other person as may for the time being be approved by HM Treasury as Operator under the Regulations Ordinary Share an ordinary share of the Company paid up paid up or credited as paid up Principal the register of members of the Company to be kept pursuant to the Register Act2 recognised a recognised clearing house or a nominee of a recognised clearing person house or of a recognised investment exchange who is designated as mentioned in section 778(2) of the Act Register the Principal Register or the Hong Kong Overseas Branch Register or any Overseas Branch Register as is referred to in 1Section 1168 of the Act 2Section 113 of the Act PUBLIC

11 Article 119, as the case may be Regulations The Uncertificated Securities Regulations 2001 (SI 2001 No. 3755)3 including any modifications thereof and rules made thereunder or any regulations in substitution therefor for the time being in force made under the Act or any predecessor statute relevant system means a computer-based system and procedures which enable title to units of a security to be evidenced and transferred without a written instrument pursuant to the Regulations Seal any common seal of the Company or any official seal kept by the Company by virtue of the Act4 Secretary the secretary for the time being of the Company or any other person appointed to perform any of the duties of the secretary of the Company including (subject to the provisions of the Act) a joint, temporary, assistant or deputy secretary share a share of the Company Sterling a non-cumulative preference share of £0.01 Preference Share The Stock London Stock Exchange plc or other principal stock exchange in Exchange the United Kingdom for the time being treasury shares shares that have been purchased by the Company and are held in treasury in accordance with the Act5 uncertificated a unit of a security held in uncertificated form which may, by share virtue of the Regulations, be transferred by means of a relevant system United Kingdom Great Britain and Northern Ireland writing or includes printing, typewriting, lithography, photography and any written other mode or modes of representing or reproducing words in a legible and non-transitory form and, if the Board shall in its absolute discretion determine for any purpose or purposes under these Articles, subject to such terms and conditions as the Board may determine, electronic communications £ (or sterling) pounds sterling and pence and p or pence 3The Regulations were amended with effect from 1 October 2009 by The Companies Act 2006 (Consequential Amendments) (Uncertificated Securities) Order 2009 (SI2009/1889) 4Section 45 of the Act 5Sections 724-732 of the Act PUBLIC

12 US$ or US United States dollars dollars € or euro the single currency adopted by those states participating in European Monetary Union from time to time 2.2 Unless the context otherwise requires: (a) words in the singular include the plural, and vice versa; (b) words importing the masculine gender include the feminine gender; (c) a reference to a person includes a body corporate and an unincorporated body of persons; (d) a reference to a Director being appointed includes a Director being elected and appointment of a Director shall be construed accordingly; (e) a reference to a person's participation in the business of any general meeting includes without limitation and as relevant the right (including, in the case of a corporation, through a duly appointed representative) to speak, vote, be represented by a proxy and have access in hard copy or electronic form to all documents which are required by the Act or these Articles to be made available at the meeting and participate and participating shall be construed accordingly; (f) a reference to a meeting means a meeting convened and held in any manner permitted by these Articles, including without limitation a general meeting of the Company at which some persons entitled to be present attend and participate by means of an electronic facility or facilities in accordance with these Articles, and such persons shall be deemed to be present at that meeting for all the purposes of the Act and these Articles and attend and participate, attending and participating and attendance and participation shall be construed accordingly; and (g) the words and phrases other, otherwise, includes, including and in particular shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible. 2.3 A reference to any statute or provision of a statute shall include any orders regulations or other subordinate legislation made under it and shall, unless the context otherwise requires, include any statutory modification or re-enactment of any statute or provision of a statute for the time being in force. 2.4 Save as aforesaid, and unless the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Act. 2.5 Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective. PUBLIC

13 2.6 The headings are inserted for convenience only and shall not affect the construction of these Articles. 2.7 The footnotes (and references thereto) do not form part of these Articles and are included only by way of information. 3 Limited liability 3.1 The liability of the members is limited to the amount, if any, unpaid on the shares held by them. 4 Registered office 4.1 The Office shall be at such place in England and Wales as the Board shall from time to time appoint. SHARE CAPITAL 5 Share capital 5.1 The Ordinary Shares rank pari passu in all respects. 5.2 Fully paid Ordinary Shares confer identical rights in respect of capital, dividends (save where and to the extent that any such share is issued on terms providing that it shall rank for dividend as from a particular date), voting and otherwise. 6 Rights of the Sterling Preference Shares 6.1 The following rights and restrictions shall be attached to any Sterling Preference Shares that may, from time to time, be in issue: (1) The Sterling Preference Shares shall rank pari passu inter se and with the Dollar Preference Shares and the Euro Preference Shares and with all other shares expressed to rank pari passu therewith. They shall confer the rights and be subject to the limitations set out in this Article 6. They shall also confer such further rights (not being inconsistent with the rights set out in this Article 6) and be subject to such further limitations and restrictions as may be attached by the Board to such shares prior to allotment. Whenever the Board has power under this Article 6 to determine any of the rights attached to any of the Sterling Preference Shares, the rights so determined need not be the same as those attached to the Sterling Preference Shares which have then been allotted or issued. The Sterling Preference Shares may be issued in one or more separate series and each series shall be identified in such manner as the Board may determine without any such determination or identification requiring any alteration to these Articles. (2) Each Sterling Preference Share shall confer the following rights as to dividend and capital: PUBLIC

14 Income (a) the right (subject to the provisions of sub-paragraph (4) of this Article 6, if applicable) in priority to the payment of any dividend to the holders of Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Dollar Preference Shares, the Euro Preference Shares and any other shares expressed to rank pari passu therewith as regards income and (ii) any shares which by their terms rank in priority to the Sterling Preference Shares as regards income) to a non-cumulative preferential dividend in sterling payable at such rate (whether fixed, variable or floating or to be determined by a specified procedure, mechanism or formula) on such dates (each a "Dividend Payment Date") and on such other terms and conditions as may be determined by the Board prior to allotment thereof; Capital (b) the right in a winding up of the Company (but not, unless otherwise provided by the terms of issue of such share, upon a redemption, reduction or purchase by the Company of any of its share capital) to receive in sterling out of the assets of the Company available for distribution to its members in priority to any payment to the holders of the Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Dollar Preference Shares, the Euro Preference Shares and any other shares expressed to rank pari passu therewith as regards repayment of capital and (ii) any shares which by their terms rank in priority to the Sterling Preference Shares as regards repayment of capital): (i) a sum equal to: (A) the amount of any dividend which is due for payment after the date of commencement of the winding up but which is payable in respect of a period ending on or before such date; and (B) if the date of commencement of the winding up falls before the last day of a period in respect of which a dividend would have been payable and which began before such date, any further amount of dividend which would have been payable had the day before such date been the last day of that period, but only to the extent that any such amount or further amount was, or would have been, payable as a dividend in accordance with or pursuant to this Article 6; and (ii) subject thereto, a sum equal to the amount paid up or credited as paid up on such share together with such premium (if any) as may be determined by the Board (or by a procedure, mechanism or formula determined by the Board) prior to allotment thereof (and so that the Board may determine that such premium is payable only in specified circumstances). Limitations (3) No Sterling Preference Share shall: PUBLIC

15 (a) confer any right to participate in the profits or assets of the Company other than that set out in sub-paragraphs (2)(a) and (b) of this Article 6; (b) confer any right to participate in any offer or invitation by way of rights or otherwise to subscribe for additional shares or securities in the Company; (c) confer any right of conversion; or (d) confer any right to participate in any issue of bonus shares or shares issued by way of capitalisation of reserves. Further provisions as to income (4) All or any of the following provisions shall apply in relation to any Sterling Preference Shares of any series ("relevant Sterling Preference Shares") if so determined by the Board prior to allotment thereof: (a) (i) if, on any Dividend Payment Date ("the relevant date") on which a dividend ("the relevant dividend") would otherwise fall to be paid on any relevant Sterling Preference Shares, the profits of the Company available for distribution are, in the opinion of the Board, insufficient to enable payment in full to be made of the relevant dividend, then the Board shall (after payment in full, or the setting aside of a sum required for payment in full, of all dividends payable on or before the relevant date on any shares in the capital of the Company in priority to the relevant Sterling Preference Shares) apply such profits, if any, in paying dividends to the holders of participating shares (as defined below) pro rata to the amounts of dividend on participating shares accrued and payable on or before the relevant date. For the purposes of this sub-paragraph, the expression "participating shares" shall mean the relevant Sterling Preference Shares and any other shares in the capital of the Company which rank pari passu as to participation in profits with the relevant Sterling Preference Shares and on which either (A) a dividend is payable on the relevant date or (B) arrears of cumulative dividend are unpaid at the relevant date; (ii) if it shall subsequently appear that any such dividend which has been paid in whole or in part should not, in accordance with the provisions of this sub-paragraph (4), have been so paid, then provided the Board shall have acted in good faith, they shall not incur any liability for any loss which any member may suffer in consequence of such payment having been made; (b) if the payment of any dividend on any relevant Sterling Preference Shares would breach or cause a breach of the capital adequacy requirements of the Financial Services Authority (or any successor organisation responsible for the supervision of banks in the United PUBLIC

16 Kingdom) from time to time applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be payable; (c) if a dividend or any part thereof on any relevant Sterling Preference Shares is not paid for the reasons specified in sub-paragraphs (4)(a) or (b) above, the holders of such shares shall have no claim in respect of such non-payment; (d) if any dividend on any relevant Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the Company may not thereafter purchase or redeem any other share capital of the Company ranking pari passu with or after the relevant Sterling Preference Shares (and may not contribute any moneys to a sinking fund for any such purchase or redemption) until such time as dividends on the relevant Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or an amount equivalent thereto shall have been paid or set aside to provide for such payment in full); (e) if any dividend on any relevant Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, no dividend or other distribution may thereafter be declared or paid on any other share capital of the Company ranking as to dividend after the relevant Sterling Preference Shares until such time as dividends on the relevant Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full). Redemption (5) (a) Unless otherwise determined by the Board in relation to Sterling Preference Shares of any series prior to allotment thereof, the Sterling Preference Shares shall, subject to the provisions of the Act6, be redeemable at the option of the Company. (b) In the case of any series of Sterling Preference Shares which are to be so redeemable: (i) the Company may, subject to the provisions of the Act and sub-paragraph (5)(b)(ii) below, redeem on any Redemption Date (as hereinafter defined) all, but not merely some, of the Sterling Preference Shares of such series by giving to the holders of the Sterling Preference Shares to be redeemed not less than 30 days' nor more than 60 days' prior notice in writing (a "Notice of Redemption") of the relevant Redemption Date. "Redemption Date" means, in relation to Sterling Preference Shares of a particular series, any date mentioned in any one 6Sections 684-689 of the Act PUBLIC

17 of (A), (B) or (C) below, as determined by the Board prior to the first allotment of Sterling Preference Shares of that series: (A) any date which falls on or after the First Redemption Date (as hereinafter defined); or (B) the First Redemption Date or any subsequent Dividend Payment Date for Sterling Preference Shares of that series; or (C) the First Redemption Date or any successive fifth anniversary thereof. "First Redemption Date" means: (D) in relation to any Sterling Preference Shares designated as "Series 1", 30 June 2015; (E) in relation to any other Sterling Preference Shares of a particular series, one day after such one of the following dates as shall be determined by the Board prior to the first allotment of Sterling Preference Shares of that series: (1) five years after the Relevant Date (as hereinafter defined); (2) ten years after the Relevant Date; (3) fifteen years after the Relevant Date; (4) twenty years after the Relevant Date; or (5) thirty years after the Relevant Date. "Relevant Date" means, in relation to Sterling Preference Shares of a particular series, such one of the following dates as shall be determined by the Board prior to the first allotment of Sterling Preference Shares of that series: (F) the first date of allotment of Sterling Preference Shares of that series; or (G) the first Dividend Payment Date for Sterling Preference Shares of that series; (ii) if either of the restrictions in sub-paragraphs (4)(a) and (b) of this Article 6 applies to any dividend otherwise payable on any Redemption Date on the Sterling Preference Shares of that series, the Company may not redeem such Sterling Preference Shares on that Redemption Date; PUBLIC

18 (iii) there shall be paid on each Sterling Preference Share so redeemed, in sterling, the aggregate of the nominal amount thereof and any premium credited as paid up on such share together with any dividend payable on the Redemption Date; (iv) any Notice of Redemption given under sub-paragraph (5)(b)(i) above shall specify the applicable Redemption Date, the particular Sterling Preference Shares to be redeemed and the redemption price, and shall state the place or places at which documents of title or such other evidence as may be accepted by the Board in respect of such Sterling Preference Shares are to be presented and surrendered for redemption and payment of the redemption moneys is to be effected. Upon such Redemption Date, the Company shall redeem the particular Sterling Preference Shares to be redeemed on that date subject to the provisions of this sub-paragraph (5) and of the Act7. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings; (v) payments in respect of the amount due on redemption of a Sterling Preference Share shall be made by sterling cheque drawn on a bank in London or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a sterling account maintained by the payee with a bank in London or by such other method as the Board may determine. Such payment will be made against presentation and surrender of the relative certificate at the place or one of the places specified in the Notice of Redemption or against such other evidence as may be accepted by the Board. All payments in respect of redemption moneys will in all respects be subject to any applicable fiscal or other laws; (vi) as from the relevant Redemption Date the dividend on the Sterling Preference Shares due for redemption shall cease to accrue except on any such Sterling Preference Shares in respect of which, upon due surrender of the certificate or other evidence aforesaid, payment of the redemption moneys due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption moneys. Such Sterling Preference Shares shall not be treated as having been redeemed until the redemption moneys in question together with the accrued dividend thereon shall have been paid; (vii) if the due date for the payment of the redemption moneys on any Sterling Preference Share is not a day (other than a Saturday or 7Sections 684-689 of the Act PUBLIC

19 Sunday) on which commercial banks and foreign exchange markets settle payments in sterling and are open for general business in London (a "Sterling Business Day"), then payment of such moneys will be made on the next succeeding day which is a Sterling Business Day and without any interest or other payment in respect of such delay; and (viii) the receipt of the holder for the time being of any Sterling Preference Shares (or, in the case of joint registered holders, the receipt of any one of them) for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof. (c) Any Sterling Preference Shares redeemed pursuant to sub-paragraph (5) of this Article 6 shall be cancelled on redemption. Purchase (6) Subject to the provisions of the Act8, the Company may at any time purchase any Sterling Preference Shares (i) in the market, (ii) by tender (available alike to all holders of the same class of Sterling Preference Shares) or (iii) by private treaty, in each case upon such terms as the Board shall determine. Consolidation and division (7) Pursuant to the authority given by the passing of the resolution adopting these Articles the Board may consolidate and divide and/or sub-divide any Sterling Preference Shares into shares of a larger or smaller nominal amount. Attendance and voting at general meetings (8) (a) Save as provided by its terms of issue, no Sterling Preference Share shall carry any right to attend or vote at general meetings of the Company. (b) If so determined by the Board prior to allotment thereof, holders of Sterling Preference Shares of any series shall have the right to attend and vote at general meetings of the Company in the following circumstances: (i) if any dividend on any Sterling Preference Shares of that series in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the right to attend and vote at general meetings of the Company until such time as dividends on those Sterling Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full); and 8Sections 690-708 of the Act PUBLIC

20 (ii) in such other circumstances, and upon and subject to such terms, as the Board may determine prior to allotment of such Sterling Preference Shares. (c) Whenever holders of Sterling Preference Shares are entitled to vote on a resolution at a general meeting, on a show of hands every such holder who is present, in person or by proxy, shall have one vote and on a poll every such holder who is present, in person or by proxy, shall have one vote per Sterling Preference Share held by him or her or such number of votes per share as the Board shall determine prior to allotment of such share. (d) Holders of Sterling Preference Shares having a registered address or address for correspondence within the United Kingdom, or who have provided the Company with an address to which notices, documents or other information may be sent using electronic means, shall have the right to have sent to them (at the same time as the same are sent to the holders of Ordinary Shares) all notices, documents and other information sent out by the Company to the holders of Ordinary Shares. Further preference shares (9) The special rights attached to any Sterling Preference Shares of any series allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any other preference shares or further shares in any currency ("new shares") ranking as regards participation in the profits and assets of the Company pari passu with such Sterling Preference Shares and so that any new shares ranking pari passu with such Sterling Preference Shares may either carry rights and restrictions identical in all respects with such Sterling Preference Shares or any of them or rights and restrictions differing therefrom in any respect including but without prejudice to the generality of the foregoing in that: (a) the rate of and/or basis of calculation of dividend may differ and the dividend may be cumulative or non-cumulative; (b) the new shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates of payment of dividend may differ; (c) a premium may be payable on return of capital or there may be no such premium; (d) the new shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable, and if redeemable at the option of the Company they may be redeemable at different dates and on different terms from those applying to the Sterling Preference Shares; and/or (e) the new shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets PUBLIC

21 of the Company pari passu with or after such Sterling Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof. Variation of class rights (10) (a) Subject to the provisions of the Act9: (i) all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to the Sterling Preference Shares may from time to time (whether or not the Company is being wound up) be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the Sterling Preference Shares of all series in issue or with the sanction of a special resolution passed at a separate general meeting of the holders of the Sterling Preference Shares, voting as a single class without regard for series; and (ii) all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to Sterling Preference Shares of any series may be varied or abrogated so as to affect adversely such rights on a basis different from any other series of Sterling Preference Shares with the consent in writing of the holders of not less than three-quarters in nominal value of the Sterling Preference Shares of such series or with the sanction of a special resolution passed at a separate general meeting of the holders of Sterling Preference Shares of such series. (b) All the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply to any such separate general meeting, but so that the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every share of the class held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of the holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum. (c) Unless otherwise provided by its terms of issue, the rights attached to any Sterling Preference Share shall not be deemed to be varied or abrogated by a reduction of any share capital or purchase by the Company or redemption of any share capital in each case ranking as regards participation in the profits and assets of the Company in priority to or pari passu with or after such Sterling Preference Share. 7 Rights of the Dollar Preference Shares 7.1 The following rights and restrictions shall be attached to any Dollar Preference Shares that may, from time to time, be in issue: 9Sections 630-640 of the Act PUBLIC

22 (1) The Dollar Preference Shares shall rank pari passu inter se and with the Sterling Preference Shares and the Euro Preference Shares and with all other shares expressed to rank pari passu therewith. They shall confer the rights and be subject to the limitations set out in this Article 7. They shall also confer such further rights (not being inconsistent with the rights set out in this Article 7) and be subject to such further limitations and restrictions as may be attached by the Board to such shares prior to allotment. Whenever the Board has power under this Article 7 to determine any of the rights attached to any of the Dollar Preference Shares, the rights so determined need not be the same as those attached to the Dollar Preference Shares which have then been allotted or issued. The Dollar Preference Shares may be issued in one or more separate series and each series shall be identified in such manner as the Board may determine without any such determination or identification requiring any alteration to these Articles. (2) Each Dollar Preference Share shall confer the following rights as to dividend and capital: Income (a) the right (subject to the provisions of sub-paragraph (4) of this Article 7, if applicable) in priority to the payment of any dividend to the holders of Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Sterling Preference Shares, the Euro Preference Shares and any other shares expressed to rank pari passu therewith as regards income and (ii) any shares which by their terms rank in priority to the Dollar Preference Shares as regards income) to a non-cumulative preferential dividend in US dollars payable at such rate (whether fixed, variable or floating or to be determined by a specified procedure, mechanism or formula) on such dates (each a "Dividend Payment Date") and on such other terms and conditions as may be determined by the Board prior to allotment thereof; Capital (b) the right in a winding up of the Company (but not, unless otherwise provided by the terms of issue of such share, upon a redemption, reduction or purchase by the Company of any of its share capital) to receive in US dollars out of the assets of the Company available for distribution to its members in priority to any payment to the holders of the Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Sterling Preference Shares, the Euro Preference Shares and any other shares expressed to rank pari passu therewith as regards repayment of capital and (ii) any shares which by their terms rank in priority to the Dollar Preference Shares as regards repayment of capital): (i) a sum equal to: (A) the amount of any dividend which is due for payment after the date of commencement of the winding up but which is payable in respect of a period ending on or before such date; and PUBLIC

23 (B) if the date of commencement of the winding up falls before the last day of a period in respect of which a dividend would have been payable and which began before such date, any further amount of dividend which would have been payable had the day before such date been the last day of that period but only to the extent that any such amount or further amount was, or would have been, payable as a dividend in accordance with or pursuant to this Article 7; and (ii) subject thereto, a sum equal to the amount paid up or credited as paid up on such share together with such premium (if any) as may be determined by the Board (or by a procedure, mechanism or formula determined by the Board) prior to allotment thereof (and so that the Board may determine that such premium is payable only in specified circumstances). Limitations (3) No Dollar Preference Share shall: (a) confer any right to participate in the profits or assets of the Company other than that set out in sub-paragraphs (2)(a) and (b) of this Article 7; (b) confer any right to participate in any offer or invitation by way of rights or otherwise to subscribe for additional shares or securities in the Company; (c) confer any right of conversion; or (d) confer any right to participate in any issue of bonus shares or shares issued by way of capitalisation of reserves. Further provisions as to income (4) All or any of the following provisions shall apply in relation to any Dollar Preference Shares of any series ("relevant Dollar Preference Shares") if so determined by the Board prior to allotment thereof: (a) (i) if, on any Dividend Payment Date ("the relevant date") on which a dividend ("the relevant dividend") would otherwise fall to be paid on any relevant Dollar Preference Shares, the profits of the Company available for distribution are, in the opinion of the Board, insufficient to enable payment in full to be made of the relevant dividend, then the Board shall (after payment in full, or the setting aside of a sum required for payment in full, of all dividends payable on or before the relevant date on any shares in the capital of the Company in priority to the relevant Dollar Preference Shares) apply such profits, if any, in paying dividends to the holders of participating shares (as defined below) pro rata to the amounts of dividend on participating shares accrued and payable on or before the relevant date. For PUBLIC

24 the purposes of this sub-paragraph, the expression "participating shares" shall mean the relevant Dollar Preference Shares and any other shares in the capital of the Company which rank pari passu as to participation in profits with the relevant Dollar Preference Shares and on which either (A) a dividend is payable on the relevant date or (B) arrears of cumulative dividend are unpaid at the relevant date; (ii) if it shall subsequently appear that any such dividend which has been paid in whole or in part should not, in accordance with the provisions of this sub-paragraph (4), have been so paid, then provided the Board shall have acted in good faith, they shall not incur any liability for any loss which any member may suffer in consequence of such payment having been made; (b) if the payment of any dividend on any relevant Dollar Preference Shares would breach or cause a breach of the capital adequacy requirements of the Financial Services Authority (or any successor organisation responsible for the supervision of banks in the United Kingdom) from time to time applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be payable; (c) if a dividend or any part thereof on any relevant Dollar Preference Shares is not paid for the reasons specified in sub-paragraphs (4)(a) or (b) above, the holders of such shares shall have no claim in respect of such non-payment; (d) if any dividend on any relevant Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the Company may not thereafter purchase or redeem any other share capital of the Company ranking pari passu with or after the relevant Dollar Preference Shares (and may not contribute any moneys to a sinking fund for any such purchase or redemption) until such time as dividends on the relevant Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or an amount equivalent thereto shall have been paid or set aside to provide for such payment in full); (e) if any dividend on any relevant Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, no dividend or other distribution may thereafter be declared or paid on any other share capital of the Company ranking as to dividend after the relevant Dollar Preference Shares until such time as dividends on the relevant Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full). PUBLIC

25 Redemption (5) (a) Unless otherwise determined by the Board in relation to Dollar Preference Shares of any series prior to allotment thereof, the Dollar Preference Shares shall, subject to the provisions of the Act10, be redeemable at the option of the Company. (b) In the case of any series of Dollar Preference Shares which are to be so redeemable: (i) the Company may, subject to the provisions of the Act, and sub-paragraph (5)(b)(ii) below, redeem on any Redemption Date (as hereinafter defined) all, but not merely some, of the Dollar Preference Shares of such series by giving to the holders of the Dollar Preference Shares to be redeemed not less than 30 days' nor more than 60 days' prior notice in writing (a "Notice of Redemption") of the relevant Redemption Date. "Redemption Date" means, in relation to Dollar Preference Shares of a particular series, any date mentioned in any one of (A), (B) or (C) below, as determined by the Board prior to the first allotment of Dollar Preference Shares of that series: (A) any date which falls on or after the First Redemption Date (as hereinafter defined); or (B) the First Redemption Date or any subsequent Dividend Payment Date for Dollar Preference Shares of that series; or (C) the First Redemption Date or any successive fifth anniversary thereof. "First Redemption Date" means: (D) in relation to any relevant Dollar Preference Shares designated as: (1) "Series 1", 30June 2010; (2) "Series 2", 30 June 2030; and (3) "Series 3", 27 June 2013. (E) in relation to any other Dollar Preference Shares of a particular series, one day after such one of the following dates as shall be determined by the Board prior to the first allotment of Dollar Preference Shares of that series: (1) five years after the Relevant Date (as hereinafter defined); 10Sections 684-689 of the Act PUBLIC

26 (2) ten years after the Relevant Date; (3) fifteen years after the Relevant Date; (4) twenty years after the Relevant Date; or (5) thirty years after the Relevant Date. "Relevant Date" means, in relation to Dollar Preference Shares of a particular series, such one of the following dates as shall be determined by the Board prior to the first allotment of Dollar Preference Shares of that series: (F) the first date of allotment of Dollar Preference Shares of that series; or (G) the first Dividend Payment Date for Dollar Preference Shares of that series; (ii) if either of the restrictions in sub-paragraphs (4)(a) and (b) of this Article 7 applies to any dividend otherwise payable on any Redemption Date on the Dollar Preference Shares of that series, the Company may not redeem such Dollar Preference Shares on that Redemption Date; (iii) there shall be paid on each Dollar Preference Share so redeemed, in US dollars, the aggregate of the nominal amount thereof and any premium credited as paid up on such share together with any dividend payable on the Redemption Date; (iv) any Notice of Redemption given under sub-paragraph (5)(b)(i) above shall specify the applicable Redemption Date, the particular Dollar Preference Shares to be redeemed and the redemption price, and shall state the place or places at which documents of title or such other evidence as may be accepted by the Board in respect of such Dollar Preference Shares are to be presented and surrendered for redemption and payment of the redemption moneys is to be effected. Upon such Redemption Date, the Company shall redeem the particular Dollar Preference Shares to be redeemed on that date subject to the provisions of this sub-paragraph and of the Act11. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings; (v) payments in respect of the amount due on redemption of a Dollar Preference Share shall be made by US Dollar cheque drawn on a bank in New York City or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a US dollar account maintained by the payee with a bank in New York City 11Sections 684-689 of the Act PUBLIC

27 or by such other method as the Board may determine. Such payment will be made against presentation and surrender of the relative certificate at the place or one of the places specified in the Notice of Redemption or against such other evidence as may be accepted by the Board. All payments in respect of redemption moneys will in all respects be subject to any applicable fiscal or other laws; (vi) as from the relevant Redemption Date the dividend on the Dollar Preference Shares due for redemption shall cease to accrue except on any such Dollar Preference Shares in respect of which, upon due surrender of the certificate or other evidence aforesaid, payment of the redemption moneys due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption moneys. Such Dollar Preference Shares shall not be treated as having been redeemed until the redemption moneys in question together with the accrued dividend thereon shall have been paid; (vii) if the due date for the payment of the redemption moneys on any Dollar Preference Share is not a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in US dollars and are open for general business in London and New York City (a "Dollar Business Day"), then payment of such moneys will be made on the next succeeding day which is a Dollar Business Day and without any interest or other payment in respect of such delay; and (viii) the receipt of the holder for the time being of any Dollar Preference Shares (or, in the case of joint registered holders, the receipt of any one of them) for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof. (c) Any Dollar Preference Shares redeemed pursuant to sub-paragraph (5) of this Article 7 shall be cancelled on redemption. Purchase (6) Subject to the provisions of the Act12, the Company may at any time purchase any Dollar Preference Shares (i) in the market, (ii) by tender (available alike to all holders of the same class of Dollar Preference Shares) or (iii) by private treaty, in each case upon such terms as the Board shall determine. 12Sections 690-708 of the Act PUBLIC

28 Consolidation and division (7) Pursuant to the authority given by the passing of the resolution adopting these Articles the Board may consolidate and divide and/or sub-divide any Dollar Preference Shares into shares of a larger or smaller nominal amount. Attendance and voting at general meetings (8) (a) Save as provided by its terms of issue, no Dollar Preference Share shall carry any right to attend or vote at general meetings of the Company. (b) If so determined by the Board prior to allotment thereof, holders of Dollar Preference Shares of any series shall have the right to attend and vote at general meetings of the Company in the following circumstances: (i) if any dividend on any Dollar Preference Shares of that series in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the right to attend and vote at general meetings of the Company until such time as dividends on those Dollar Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full); and (ii) in such other circumstances, and upon and subject to such terms, as the Board may determine prior to allotment of such Dollar Preference Shares. (c) Whenever holders of Dollar Preference Shares are entitled to vote on a resolution at a general meeting, on a show of hands every such holder who is present, in person or by proxy, shall have one vote and on a poll every such holder who is present, in person or by proxy, shall have one vote per Dollar Preference Share held by him or her or such number of votes per share as the Board shall determine prior to allotment of such share. (d) Holders of Dollar Preference Shares having a registered address or address for correspondence within the United Kingdom, or who have provided the Company with an address to which notices, documents or other information may be sent using electronic means, shall have the right to have sent to them (at the same time as the same are sent to the holders of Ordinary Shares) all notices, documents and other information sent out by the Company to the holders of Ordinary Shares. Further preference shares (9) The special rights attached to any Dollar Preference Shares of any series allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any other preference shares or further shares in any currency ("new shares") ranking as regards participation in the profits and assets of the Company pari passu with such PUBLIC

29 Dollar Preference Shares and so that any new shares ranking pari passu with such Dollar Preference Shares may either carry rights and restrictions identical in all respects with such Dollar Preference Shares or any of them or rights and restrictions differing therefrom in any respect including but without prejudice to the generality of the foregoing in that: (a) the rate of and/or basis of calculation of dividend may differ and the dividend may be cumulative or non-cumulative; (b) the new shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates of payment of dividend may differ; (c) a premium may be payable on return of capital or there may be no such premium; (d) the new shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable, and if redeemable at the option of the Company they may be redeemable at different dates and on different terms from those applying to the Dollar Preference Shares; and/or (e) the new shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Dollar Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof. Variation of class rights (10) (a) Subject to the provisions of the Act13: (i) all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to the Dollar Preference Shares may from time to time (whether or not the Company is being wound up) be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the Dollar Preference Shares of all series in issue or with the sanction of a special resolution passed at a separate general meeting of the holders of the Dollar Preference Shares, voting as a single class without regard for series; and (ii) all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to Dollar Preference Shares of any series may be varied or abrogated so as to affect adversely such rights on a basis different from any other series of Dollar Preference Shares with the consent in writing of the holders of not less than three-quarters in nominal value of the Dollar Preference Shares of such series or with the sanction of a 13Sections 630-640 of the Act PUBLIC

30 special resolution passed at a separate general meeting of the holders of Dollar Preference Shares of such series. (b) All the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply to any such separate general meeting, but so that the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every share of the class held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of the holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum. (c) Unless otherwise provided by its terms of issue, the rights attached to any Dollar Preference Share shall not be deemed to be varied or abrogated by a reduction of any share capital or purchase by the Company or redemption of any share capital in each case ranking as regards participation in the profits and assets of the Company in priority to or pari passu with or after such Dollar Preference Share. 8 Rights of the Euro Preference Shares 8.1 The following rights and restrictions shall be attached to any Euro Preference Shares that may, from time to time, be in issue: (1) The Euro Preference Shares shall rank pari passu inter se and with the Dollar Preference Shares and the Sterling Preference Shares and with all other shares expressed to rank pari passu therewith. They shall confer the rights and be subject to the limitations set out in this Article 8. They shall also confer such further rights (not being inconsistent with the rights set out in this Article 8) and be subject to such further limitations and restrictions as may be attached by the Board to such shares prior to allotment. Whenever the Board has power under this Article 8 to determine any of the rights attached to any of the Euro Preference Shares, the rights so determined need not be the same as those attached to the Euro Preference Shares which have then been allotted or issued. The Euro Preference Shares may be issued in one or more separate series and each series shall be identified in such manner as the Board may determine without any such determination or identification requiring any alteration to these Articles. (2) Each Euro Preference Share shall confer the following rights as to dividend and capital: Income (a) the right (subject to the provisions of sub-paragraph (4) of this Article 8, if applicable) in priority to the payment of any dividend to the holders of Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Dollar Preference Shares, the Sterling Preference Shares and any other shares expressed to rank pari passu therewith as regards income and PUBLIC

31 (ii) any shares which by their terms rank in priority to the Euro Preference Shares as regards income) to a non-cumulative preferential dividend in euro payable at such rate (whether fixed, variable or floating or to be determined by a specified procedure, mechanism or formula) on such dates (each a "Dividend Payment Date") and on such other terms and conditions as may be determined by the Board prior to allotment thereof; Capital (b) the right in a winding up of the Company (but not, unless otherwise provided by the terms of issue of such share, upon a redemption, reduction or purchase by the Company of any of its share capital) to receive in euro out of the assets of the Company available for distribution to its members in priority to any payment to the holders of the Ordinary Shares and any other class of shares of the Company in issue (other than (i) the Dollar Preference Shares, the Sterling Preference Shares and any other shares expressed to rank pari passu therewith as regards repayment of capital and (ii) any shares which by their terms rank in priority to the Euro Preference Shares as regards repayment of capital): (i) a sum equal to: (A) the amount of any dividend which is due for payment after the date of commencement of the winding up but which is payable in respect of a period ending on or before such date; and (B) if the date of commencement of the winding up falls before the last day of a period in respect of which a dividend would have been payable and which began before such date, any further amount of dividend which would have been payable had the day before such date been the last day of that period (C) but only to the extent that any such amount or further amount was, or would have been, payable as a dividend in accordance with or pursuant to this Article 8; and (D) subject thereto, a sum equal to the amount paid up or credited as paid up on such share together with such premium (if any) as may be determined by the Board (or by a procedure, mechanism or formula determined by the Board) prior to allotment thereof (and so that the Board may determine that such premium is payable only in specified circumstances). Limitations (3) No Euro Preference Share shall; (a) confer any right to participate in the profits or assets of the Company other than that set out in sub-paragraphs (2)(a) and (b) of this Article 8; (b) confer any right to participate in any offer or invitation by way of rights or otherwise to subscribe for additional shares or securities in the Company; PUBLIC

32 (c) confer any right of conversion; or (d) confer any right to participate in any issue of bonus shares or shares issued by way of capitalisation of reserves. Further provisions as to income (4) All or any of the following provisions shall apply in relation to any Euro Preference Shares of any series ("relevant Euro Preference Shares") if so determined by the Board prior to allotment thereof; (a) (i) if, on any Dividend Payment Date ("the relevant date") on which a dividend ("the relevant dividend") would otherwise fall to be paid on any relevant Euro Preference Shares, the profits of the Company available for distribution are, in the opinion of the Board, insufficient to enable payment in full to be made of the relevant dividend, then the Board shall (after payment in full, or the setting aside of a sum required for payment in full, of all dividends payable on or before the relevant date on any shares in the capital of the Company in priority to the relevant Euro Preference Shares) apply such profits, if any, in paying dividends to the holders of participating shares (as defined below) pro rata to the amounts of dividend on participating shares accrued and payable on or before the relevant date. For the purposes of this sub-paragraph, the expression "participating shares" shall mean the relevant Euro Preference Shares and any other shares in the capital of the Company which rank pari passu as to participation in profits with the relevant Euro Preference Shares and on which either (A) a dividend is payable on the relevant date or (B) arrears of cumulative dividend are unpaid at the relevant date; (ii) if it shall subsequently appear that any such dividend which has been paid in whole or in part should not, in accordance with the provisions of this sub-paragraph (4), have been so paid, then provided the Board shall have acted in good faith, they shall not incur any liability for any loss which any member may suffer in consequence of such payment having been made; (b) if the payment of any dividend on any relevant Euro Preference Shares wold breach or cause a breach of the capital adequacy requirements of the Financial Services Authority (or any successor organisation responsible for the supervision of banks in the United Kingdom) from time to time applicable to the Company and/or any of its subsidiaries, then none of such dividend shall be payable; (c) if a dividend or any part thereof on any relevant Euro Preference Shares is not paid for the reasons specified in sub-paragraphs (4)(a) or (b) above, the holders of such shares shall have no claim in respect of such non-payment; PUBLIC

33 (d) if any dividend on any relevant Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the Company may not thereafter purchase or redeem any other share capital of the Company ranking pari passu with or after the relevant Euro Preference Shares (and may not contribute any moneys to a sinking fund for any such purchase or redemption) until such time as dividends on the relevant Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or an amount equivalent thereto shall have been paid or set aside to provide for such payment in full); (e) if any dividend on any relevant Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, no dividend or other distribution may thereafter be declared or paid on any other share capital of the Company ranking as to dividend after the relevant Euro Preference Shares until such time as dividends on the relevant Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full). Redemption (5) (a) Unless otherwise determined by the Board in relation to Euro Preference Shares of any series prior to allotment thereof, the Euro Preference Shares shall, subject to the provisions of the Act14, be redeemable at the option of the Company. (b) In the case of any series of Euro Preference Shares which are to be so redeemable: (i) the Company may, subject to the provisions of the Act and sub-paragraph (5)(b)(ii) below, redeem on any Redemption Date (as hereinafter defined) all, but not merely some, of the Euro Preference Shares of such series by giving to the holders of the Euro Preference Shares to be redeemed not less than 30 days' nor more than 60 days' prior notice in writing (a "Notice of Redemption") of the relevant Redemption Date. "Redemption Date" means, in relation to Euro Preference Shares of a particular series, any date mentioned in any one of (A), (B) or (C) below, as determined by the Board prior to the first allotment of Euro Preference Shares of that series: (A) any date which falls on or after the First Redemption Date (as hereinafter defined); or (B) the First Redemption Date or any subsequent Dividend Payment Date for Euro Preference Shares of that series; or 14Sections 684-689 of the Act PUBLIC

34 (C) the First Redemption Date or any successive fifth anniversary thereof. "First Redemption Date" means: (D) in relation to any Euro Preference Shares designated as: (1) "Series 1", 30 June 2012; (2) "Series 2", 24 March 2014; and (3) "Series 3", 29 March 2016. (E) in relation to any other Euro Preference Shares of a particular series, one day after such one of the following dates as shall be determined by the Board prior to the first allotment of Euro Preference Shares of that series: (1) five years after the Relevant Date (as hereinafter defined); (2) ten years after the Relevant Date; (3) fifteen years after the Relevant Date; (4) twenty years after the Relevant Date; or (5) thirty years after the Relevant Date. "Relevant Date" means, in relation to Euro Preference Shares of a particular series, such one of the following dates as shall be determined by the Board prior to the first allotment of Euro Preference Shares of that series: (F) the first date of allotment of Euro Preference Shares of that series; or (G) the first Dividend Payment Date for Euro Preference Shares of that series; (ii) if either of the restrictions in sub-paragraphs (4)(a) and (b) of this Article 8 applies to any dividend otherwise payable on any Redemption Date on the Euro Preference Shares of that series, the Company may not redeem such Euro Preference Shares on that Redemption Date; (iii) there shall be paid on each Euro Preference Share so redeemed, in euro, the aggregate of the nominal amount thereof and any premium credited as paid up on such share together with any dividend payable on the Redemption Date; PUBLIC

35 (iv) any Notice of Redemption given under sub-paragraph (5)(b)(i) above shall specify the applicable Redemption Date, the particular Euro Preference Shares to be redeemed and the redemption price, and shall state the place or places at which documents of title or such other evidence as may be accepted by the Board in respect of such Euro Preference Shares are to be presented and surrendered for redemption and payment of the redemption moneys is to be effected. Upon such Redemption Date, the Company shall redeem the particular Euro Preference Shares to be redeemed on that date subject to the provisions of this sub-paragraph and of the Act15. No defect in the Notice of Redemption or in the giving thereof shall affect the validity of the redemption proceedings; (v) payments in respect of the amount due on redemption of a Euro Preference Share shall be made by euro cheque drawn on a bank in a member state of the European Union (or such other country participating in European Monetary Union from time to time) or upon the request of the holder or joint holders not later than the date specified for the purpose in the Notice of Redemption by transfer to a euro account maintained by the payee with a bank in a member state of the European Union (or such other country participating in European Monetary Union from time to time) or by such other method as the Board may determine. Such payment will be made against presentation and surrender of the relative certificate at the place or one of the places specified in the Notice of Redemption or against such other evidence as may be accepted by the Board. All payments in respect of redemption moneys will in all respects be subject to any applicable fiscal or other laws; (vi) as from the relevant Redemption Date the dividend on the Euro Preference Shares due for redemption shall cease to accrue except on any such Euro Preference Shares in respect of which, upon due surrender of the certificate or other evidence aforesaid, payment of the redemption moneys due on such Redemption Date shall be improperly withheld or refused, in which case such dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant Redemption Date to the date of payment of such redemption moneys. Such Euro Preference Shares shall not be treated as having been redeemed until the redemption moneys in question together with the accrued dividend thereon shall have been paid; (vii) if the due date for the payment of the redemption moneys on any Euro Preference Share is not a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System (or any successor system) is open (a "Euro 15Sections 684-689 of the Act PUBLIC

36 Business Day"), then payment of such moneys will be made on the next succeeding day which is a Euro Business Day and without any interest or other payment in respect of such delay; and (viii) the receipt of the holder for the time being of any Euro Preference Shares (or, in the case of joint registered holders, the receipt of any one of them) for the moneys payable on redemption thereof shall constitute an absolute discharge to the Company in respect thereof. (c) Any Euro Preference Shares redeemed pursuant to sub-paragraph (5) of this Article 8 shall be cancelled on redemption. Purchase (6) Subject to the provisions of the Act16, the Company may at any time purchase any Euro Preference Shares (i) in the market, (ii) by tender (available alike to all holders of the same class of Euro Preference Shares) or (iii) by private treaty, in each case upon such terms as the Board shall determine. Consolidation and division (7) Pursuant to the authority given by the passing of the resolution adopting these Articles the Board may consolidate and divide and/or sub-divide any Euro Preference Shares into shares of a larger or smaller nominal amount. Attendance and voting at general meetings (8) (a) Save as provided by its terms of issue, no Euro Preference Share shall carry any right to attend or vote at general meetings of the Company. (b) If so determined by the Board prior to allotment thereof, holders of Euro Preference Shares of any series shall have the right to attend and vote at general meetings of the Company in the following circumstances: (i) if any dividend on any Euro Preference Shares of that series in respect of such period as the Board shall determine prior to allotment thereof is not paid in full, the right to attend and vote at general meetings of the Company until such time as dividends on those Euro Preference Shares in respect of such period as the Board shall determine prior to allotment thereof shall have been paid in full (or a sum shall have been paid or set aside to provide for such payment in full); and (ii) in such other circumstances, and upon and subject to such terms, as the Board may determine prior to allotment of such Euro Preference Shares. 16Sections 690-708 of the Act PUBLIC

37 (c) Whenever holders of Euro Preference Shares are entitled to vote on a resolution at a general meeting, on a show of hands every such holder who is present, in person or by proxy, shall have one vote and on a poll every such holder who is present, in person or by proxy, shall have one vote per Euro Preference Share held by him or her or such number of votes per share as the Board shall determine prior to allotment of such share. (d) Holders of Euro Preference Shares having a registered address or address for correspondence within the United Kingdom, or who have provided the Company with an address to which notices, documents or other information may be sent using electronic means, shall have the right to have sent to them (at the same time as the same are sent to the holders of Ordinary Shares) all notices, documents and other information sent out by the Company to the holders of Ordinary Shares. Further preference shares (9) The special rights attached to any Euro Preference Shares of any series allotted or in issue shall not (unless otherwise provided by their terms of issue) be deemed to be varied by the creation or issue of any other preference shares or further shares in any currency ("new shares") ranking as regards participation in the profits and assets of the Company pari passu with such Euro Preference Shares and so that any new shares ranking pari passu with such Euro Preference Shares may either carry rights and restrictions identical in all respects with such Euro Preference Shares or any of them or rights and restrictions differing therefrom in any respect including but without prejudice to the generality of the foregoing in that: (a) the rate of and/or basis of calculation of dividend may differ and the dividend may be cumulative or non-cumulative; (b) the new shares or any series thereof may rank for dividend as from such date as may be provided by the terms of issue thereof and the dates of payment of dividend may differ; (c) a premium may be payable on return of capital or there may be no such premium; (d) the new shares may be redeemable at the option of the holder or of the Company, or may be non-redeemable, and if redeemable at the option of the Company they may be redeemable at different dates and on different terms from those applying to the Euro Preference Shares; and/or (e) the new shares may be convertible into Ordinary Shares or any other class of shares ranking as regards participation in the profits and assets of the Company pari passu with or after such Euro Preference Shares in each case on such terms and conditions as may be prescribed by the terms of issue thereof. PUBLIC

38 Variation of class rights (10) (a) Subject to the provisions of the Act17: (i) all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to the Euro Preference Shares may from time to time (whether or not the Company is being wound up) be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the Euro Preference Shares of all series in issue or with the sanction of a special resolution passed at a separate general meeting of the holders of the Euro Preference Shares, voting as a single class without regard for series; and (ii) all or any of the rights, preferences, privileges, limitations or restrictions for the time being attached to Euro Preference Shares of any series may be varied or abrogated so as to affect adversely such rights on a basis different from any other series of Euro Preference Shares with the consent in writing of the holders of not less than three-quarters in nominal value of the Euro Preference Shares of such series or with the sanction of a special resolution passed at a separate general meeting of the holders of Euro Preference Shares of such series. (b) All the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply to any such separate general meeting, but so that the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every share of the class held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at any adjourned meeting of the holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum. (c) Unless otherwise provided by its terms of issue, the rights attached to any Euro Preference Share shall not be deemed to be varied or abrogated by a reduction of any share capital or purchase by the Company or redemption of any share capital in each case ranking as regards participation in the profits and assets of the Company in priority to or pari passu with or after such Euro Preference Share. 9 Rights of the Non-voting Deferred Shares 9.1 The following rights and restrictions shall be attached to any Non-voting Deferred Shares that may, from time to time, be in issue: (1) As regards income 17Sections 630-640 of the Act PUBLIC

39 The holders of the Non-voting Deferred Shares shall not be entitled to receive any dividend out of the profits of the Company available for distribution and resolved to be distributed in respect of any financial year. (2) As regards capital On a distribution of assets on a winding-up or other return of capital (otherwise than on conversion or redemption or purchase by the Company of any of its shares) the holders of the Non-voting Deferred Shares shall be entitled to receive the amount paid up on their shares after there shall have been distributed (in cash or specie) to the holders of the Ordinary Shares the amount of £10,000,000 in respect of each Ordinary Share held by them respectively. For this purpose distributions in currency other than sterling shall be treated as converted into sterling, and the value of any distribution in specie shall be ascertained in sterling, in each case in such manner as the Board or the Company in general meeting may approve. The Non-voting Deferred Shares shall not entitle the holders thereof to any further or other right of participation in the assets of the Company. (3) As regards voting The holders of Non-voting Deferred Shares shall not be entitled to receive notice of or to attend (either personally or by proxy) any general meeting of the Company or to vote (either personally or by proxy) on any resolution to be proposed thereat. (4) Variation The rights attached to the Non-voting Deferred Shares shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pari passu with or subsequent to such shares. 10 Allotment 10.1 Subject to the provisions of the Act18 and to any relevant authority of the Company in general meeting required by the Act, the Board may allot (with or without conferring rights of renunciation), grant options over, offer or otherwise deal with or dispose of shares or grant rights to subscribe for or convert any security into shares of the Company, to such persons (including the Directors themselves), at such times and generally on such terms and conditions as the Board may decide, provided that no share shall be issued at a discount to its nominal value. 10.2 (a) This Article 10.2 applies to any rights issue of any New Securities (as hereinafter defined) or any invitation to subscribe for any such securities which the Company may make in favour of holders of Ordinary Shares. (b) Whenever this Article 10.2 applies, the Company shall subject to the following provisions of this Article 10.2 extend the same invitation to all holders of Ordinary Shares at the same price and on the same terms. 18Sections 549-579 of the Act PUBLIC

40 (c) Notwithstanding anything herein contained, whenever this Article 10.2 applies: (i) the Board may make such exclusions or other arrangements as the Board may deem necessary or expedient in relation to fractional entitlements or securities represented by depositary receipts or having regard to any restrictions, limits, obligations or legal problems under the laws of or the requirements of any regulatory body or stock exchange in any territory or otherwise howsoever; (ii) the Board may determine that the price per New Security may be converted into such currency or currencies at such rate or rates of exchange as the Board may in its absolute discretion determine; (iii) if the Board determines to exercise the power conferred by sub-paragraph (c)(ii) above, it need not exercise such power in the same manner or to the same extent in relation to all holders of Ordinary Shares but may exercise such power in relation to such holders of Ordinary Shares and in such manner and to such extent as it shall in its absolute discretion think fit. (d) In this Article 10.2, "New Securities" means Ordinary Shares or any securities conferring the right to subscribe for or convert into or to exchange such security for Ordinary Shares. 10.3 The Board may issue shares which, in its absolute discretion, may be held as certificated shares or uncertificated shares, and these Articles shall be construed accordingly. 11 Redeemable shares 11.1 Subject to the provisions of the Act19 and to any special rights for the time being attached to any existing shares, any share may be issued which is, or at the option of the Company or of the holder of such share is liable, to be redeemed on such terms and conditions and in such manner as these Articles may provide or the Directors may determine. 12 Power to attach rights 12.1 Subject to the provisions of the Act20 and to any special rights for the time being attached to any existing shares, any shares may be allotted or issued with or have attached to them such preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, transfer, return of capital or otherwise, as the Company may from time to time by ordinary resolution determine or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the Board may determine. 13 Commission and brokerage 13.1 The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Act. Subject to the 19Sections 684-689 of the Act 20Sections 549-609 of the Act PUBLIC

41 provisions of the Act21, any such commission or brokerage may be satisfied by the payment of cash, the allotment of fully or partly paid shares, the grant of an option to call for an allotment of shares or any combination of such methods. 14 Trusts not to be recognised 14.1 Except as otherwise expressly provided by these Articles, as required by law or as ordered by a court of competent jurisdiction, the Company shall not recognise any person as holding any share on any trust, and (except as aforesaid) the Company shall not be bound by or recognise (even if having notice of it) any equitable, contingent, future, partial or other claim to or interest in any share except an absolute right of the holder to the whole of the share. SHARE CERTIFICATES 15 Right to certificates 15.1 On becoming the holder of any certificated share every person (except a recognised person in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall be entitled, without charge, to receive within two months after allotment or lodgment of a transfer (unless the terms of issue of the shares provide otherwise) one certificate for all the shares of each class registered in his or her name. Such certificate shall specify the number, class and distinguishing numbers (if any) of the shares in respect of which it is issued and the amount or respective amounts paid up thereon and shall be issued as provided in Article 142. 15.2 If and so long as all the issued shares of the Company or all the issued shares of a particular class are fully paid up and rank pari passu for all purposes, then none of those shares shall bear a distinguishing number. In all other cases each share shall bear a distinguishing number. 15.3 The Company shall not be bound to issue more than one certificate in respect of shares held jointly by two or more persons. Delivery of a certificate to the person first named on the Register shall be sufficient delivery to all joint holders. 15.4 Where a member (other than a recognised person) has transferred part only of the shares comprised in a certificate, he or she shall be entitled without charge to a certificate for the balance of such shares. Where a member receives more shares of any class, he or she shall be entitled without charge to a certificate for the extra shares of that class. 15.5 No certificate shall be issued representing shares of more than one class, or in respect of shares held by a recognised person. 16 Replacement certificates 16.1 Any two or more certificates representing shares of any one class held by any member may at his or her request be cancelled and a single new certificate for such shares issued in lieu thereof, without charge, on surrender of the original certificates for cancellation. 21Sections 552 and 553 of the Act PUBLIC

42 16.2 If any member shall surrender for cancellation a share certificate representing shares held by him or her and request the Company to issue in lieu thereof two or more share certificates representing such shares in such proportions as he or she may specify, the Board may, if it thinks fit, comply with such request. 16.3 If any share certificate shall be defaced, worn out, destroyed or lost, it may be renewed on such terms as to provision of evidence and indemnity (with or without security) and, without prejudice to the provisions of Article 16.5 below, to payment of any exceptional 'out of pocket' expenses, including those incurred by the Company in investigating such evidence and preparing such indemnity and security, as the Board may decide, and on surrender of the original certificate (where it is defaced, damaged or worn out) but without further charge. 16.4 In the case of shares held jointly by several persons, any such request as is mentioned in this Article 16 may be made by any one of the joint holders. 16.5 If the Board so requires, a fee shall be paid in any jurisdiction in which all or any shares are for the time being listed or traded on a stock exchange in that jurisdiction before the issue of any new certificate, whether the same is issued as a result of a transfer or transmission of the shares to which it relates or the splitting up of an existing certificate provided always that such fee shall not exceed the maximum such fee prescribed or permitted from time to time by the relevant stock exchange or by a relevant regulatory body in that jurisdiction. UNCERTIFICATED SHARES 17 Uncertificated shares 17.1 Notwithstanding anything in these Articles to the contrary, any shares in the Company may be issued, held, registered, converted to, transferred or otherwise dealt with as certificated shares or uncertificated shares and converted from uncertificated shares to certificated shares in accordance with the Regulations and practices instituted by the Operator of the relevant system. Any provisions of these Articles shall not apply to any uncertificated shares to the extent that such provisions are inconsistent with: (a) the holding of uncertificated shares; (b) the transfer of title to shares by means of the relevant system; or (c) any provision of the Regulations. 17.2 Without prejudice to the generality and effectiveness of the foregoing: (a) Articles 15 and 16 shall not apply to uncertificated shares; (b) references in these Articles to a requirement on any person to execute or deliver an instrument of transfer or certificate or other document shall, in the case of uncertificated shares, be treated as references to a requirement to comply with any relevant requirements of the relevant system relating to the transfer of such shares and any relevant arrangements or regulations which the PUBLIC

43 Board may make from time to time pursuant to sub-paragraph (e) of this Article 17.2; (c) the Company shall enter on the Principal Register the number of certificated shares and uncertificated shares which are held by each member and shall maintain the Principal Register in each case as is required by the Regulations and the relevant system and, unless the Board otherwise determines, holdings of certificated shares and uncertificated shares by the same holder or joint holders may be treated by the Company as separate holdings for such purpose or purposes as the Board may in its absolute discretion determine; (d) a class of share shall not be treated as two classes by virtue only of that class comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles or the Regulations which applies only in respect of certificated shares or uncertificated shares; (e) the Board may make such arrangements or regulations (if any) as it may from time to time in its absolute discretion think fit in relation to the evidencing and transfer of uncertificated shares and otherwise for the purpose of implementing and/or supplementing the provisions of these Articles in relation to uncertificated shares and the Regulations and the facilities and requirements of the relevant system and such arrangements and regulations (as the case may be) shall have the same effect as if set out in these Articles; (f) the Board may utilise the relevant system to the fullest extent available from time to time in the exercise of the Company's powers or functions under the Act or these Articles or otherwise in effecting any actions; and (g) the Board may resolve that a class of shares is to become a participating security (within the meaning of the Regulations) and may at any time determine that a class of shares shall cease to be a participating security. 17.3 Where any class of shares in the capital of the Company is a participating security and the Company is entitled under any provisions of the Act or the rules made and practices instituted by the Operator of the relevant system or under these Articles to dispose of, forfeit, enforce a lien or sell or otherwise procure the sale of any uncertificated shares, such entitlement (to the extent permitted by the Regulations and the rules made and practices instituted by the Operator of the relevant system and subject to the arrangements and regulations referred to in Article 17.2) shall include the right to: (a) request or require the deletion of any computer-based entries in the relevant system relating to the holding of such uncertificated shares; and/or (b) require any holder of any uncertificated shares which are the subject of any exercise by the Company of any such entitlement, by notice in writing to the holder concerned, to change his or her holding of such uncertificated shares into certificated shares within such period as may be specified in the notice, prior to completion of any disposal, sale or transfer of such shares or direct the holder to take such steps, by instructions given by means of the relevant system or otherwise, as may be necessary to sell or transfer such shares; and/or PUBLIC

44 (c) appoint any person to take such other steps, by instruction given by means of the relevant system or otherwise, in the name of the holder of such shares as may be required to effect transfer of such shares and such steps shall be as effective as if they had been taken by the registered holder of the uncertificated shares concerned; and/or (d) transfer any uncertificated shares which are the subject of any exercise by the Company of any such entitlement by entering the name of the transferee in the Principal Register in respect of that share as a transferred share; and/or (e) otherwise rectify or change the Principal Register in respect of that share in such manner as may be appropriate; and/or (f) take such other action as may be necessary to enable those shares to be registered in the name of the person to whom the shares have been sold or disposed of or as directed by him. 17.4 The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the Regulations and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumptions. In particular, any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register shall be construed so as to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled). LIEN ON SHARES 18 Lien on shares not fully paid 18.1 The Company shall have a first and paramount lien on any of its shares which are not fully paid, to the extent and in the circumstances permitted by the Act22. The Board may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article 18. 19 Enforcement of lien by sale 19.1 The Board may sell all or any of the shares subject to any lien at such time or times and in such manner as it may determine. However, no sale shall be made until such time as the moneys in respect of which such lien exists or some part thereof are or is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payment or fulfilment or discharge thereof and giving notice of intention to sell in default shall have been served on the member or the persons (if any) entitled by transmission to the shares (as the case may be), and default in payment, fulfilment or discharge shall have been made by him or her or them for 14 clear days after service 22Section 670 of the Act PUBLIC

45 of such notice. For giving effect to any such sale, the Board may authorise any person to execute an instrument of transfer of the shares sold in the name and on behalf of the member of or the persons (if any) entitled by transmission to the shares (as the case may be) in favour of the purchaser or as the purchaser may direct. The purchaser shall not be bound to see to the application of the purchase consideration, and the title of the purchaser to the shares shall not be affected by any act, omission, irregularity or invalidity relating to or connected with the proceedings in reference to the sale. 20 Application of proceeds of sale 20.1 The net proceeds of any sale of shares subject to any lien, after payment of the expenses of sale, shall be applied in or towards satisfaction of so much of the amount due to the Company, or of the liability or engagement (as the case may be) as is presently payable or is liable to be presently fulfilled or discharged. The balance (if any) shall (on surrender to the Company for cancellation of the certificate for the shares sold, and subject to a like lien for any moneys not presently payable or any liability or engagement not liable to be presently fulfilled or discharged as existed on the shares before the sale) be paid (without interest) to the member or the person (if any) entitled by transmission to the shares so sold (as the case may be). CALLS ON SHARES 21 Calls 21.1 Subject to the terms of allotment of shares, the Board may from time to time make calls on the members in respect of any moneys unpaid on the shares or any class of shares held by them respectively (whether in respect of nominal value or premium) and not payable on a date fixed by or in accordance with the terms of issue. Each member shall (subject to receiving at least 14 clear days' notice specifying when and where payment is to be made and whether or not by instalments) be liable to pay the amount of every call so made on him or her as required by the notice. A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed or (as the case may require) any person to whom power has been delegated pursuant to these Articles serves notice of exercise of such power. A call may be required to be paid by instalments and may, before receipt by the Company of any sum due thereunder, be either revoked or postponed in whole or part as regards all or any member(s) as the Board may determine. A person on whom a call is made shall remain liable notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable for the payment of all calls in respect thereof. 22 Interest on calls 22.1 If the whole of the sum payable in respect of any call is not paid on or before the day appointed for payment, the person from whom it is due and payable shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the unpaid amount from the day appointed for payment thereof to the day of actual payment (both days inclusive) at the rate fixed by the terms of the allotment of the share or in the notice of the call or, if no rate is so fixed, at such rate, not exceeding 15 per cent. per annum, as the Board shall determine. PUBLIC

46 The Board may waive payment of such costs, charges, expenses or interest in whole or in part. 23 Rights of member when call unpaid 23.1 No member shall, unless the Board otherwise determines, be entitled to receive any dividend or to be present and vote at any general meeting either personally or (save as proxy for another member) by proxy, or be reckoned in a quorum, or to exercise any other privilege as a member unless and until he or she shall have paid all calls for the time being due and payable on every share held by him or her, whether alone or jointly with any other person, together with interest and expenses (if any) payable by such member to the Company. 24 Sums due on allotment treated as calls 24.1 Any sum payable in respect of a share on allotment or at any fixed date, whether in respect of the nominal value of the share or by way of premium or as an instalment of a call, shall for the purposes of these Articles be deemed to be a call duly made. If it is not paid, the provisions of these Articles shall apply as if such amount had become due and payable by virtue of a call. 25 Power to differentiate 25.1 The Board may make arrangements on the allotment or issue of shares for a difference as between the allottees or holders of such shares in the amount and time of payment of calls. 26 Payment in advance of calls 26.1 The Board may, if it thinks fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid on the shares held by him or her. Such payment in advance of calls shall extinguish pro tanto the liability on the shares in respect of which it is made. The Company may pay interest on the money paid in advance, or so much of it as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, at such rate as the Board may decide. The Board may at any time repay the amount so advanced on giving to such member not less than three months' notice in writing, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced. 27 Delegation of power to make calls 27.1 If any uncalled capital of the Company is included in or charged by any mortgage or other security, the Board may delegate to the person in whose favour such mortgage or security is executed, or to any other person in trust for him, the power to make calls on the members in respect of such uncalled capital, to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys. The power so delegated shall subsist during the continuance of the mortgage or security, notwithstanding any change of Directors, and shall be assignable if expressed so to be. PUBLIC

47 28 Indemnity against claims in respect of shares 28.1 Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability on the Company to make any payment, or empowers any government or taxing authority or government official to require the Company to make any payment, in respect of any shares held either jointly or solely by any member or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such member by the Company or in respect of any such shares or for or on account or in respect of any member and whether in consequence of: (a) the death of such member; (b) the non-payment of any income tax or other tax by such member; (c) the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such member, or by or out of his or her estate; or (d) any other act or thing; the Company in every such case: (i) shall be fully indemnified by such member or his or her executor or administrator from all liability arising by virtue of such law; and (ii) may recover as a debt due from such member or his or her executor or administrator (wherever constituted or residing) any moneys paid by the Company under or in consequence of any such law, together with interest thereon at the rate of 15 per cent. per annum thereon from the date of payment to the date of repayment. 28.2 Nothing contained in this Article 28 shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such member as aforesaid, his or her executor, administrator and estate wherever constituted or situated, and any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company. FORFEITURE OF SHARES 29 Notice if call not paid 29.1 If any member fails to pay the whole of any call or any instalment of any call on or before the day appointed for payment, the Board may at any time serve a notice in writing on such member or on any person entitled to the shares by transmission, requiring payment, on a date not less than 14 clear days from the date of the notice, of the amount unpaid and any interest which may have accrued thereon and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where the payment is to be made and state that, if the notice is not complied with, the shares in respect of which such call was made will be liable to be forfeited. PUBLIC

48 30 Forfeiture for non-compliance 30.1 If the notice referred to in Article 29 is not fully complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared or other moneys payable in respect of the forfeited shares and not paid before the forfeiture. 30.2 If any person from whom any call or interest thereon or any part thereof is due, and whose share has been declared forfeited for non-payment thereof, shows to the satisfaction of the Board that he or she is unable to pay the whole amount then remaining due from him or her in respect of such call or interest, the Board may accept from him or her such sum by way of composition for and in lieu of the whole amount so then due from him or her as the Board may determine; and upon the payment of such composition may discharge him or her from all claims and demands whatsoever then remaining due in respect of such call and interest; but no such composition shall be accepted from any person while he or she continues to be a member in his or her own right in respect of any share besides the share so forfeited, or shall give him or her any claim to or in respect of the share so forfeited. 31 Notice after forfeiture 31.1 When any share has been forfeited, notice of the forfeiture shall be served on the person who was before forfeiture the holder of the share or the person (if any) entitled to such share by transmission (as the case may be). An entry of such notice having been given and of the forfeiture with the date thereof shall forthwith be made in the Register in respect of such share. However, no forfeiture shall be invalidated by any omission to give such notice or to make such entry as aforesaid. 32 Forfeiture may be annulled 32.1 The Board may, at any time before any share so forfeited has been cancelled or sold, re-allotted or otherwise disposed of, annul the forfeiture, on the terms that payment shall be made of all calls and interest due thereon and all expenses incurred in respect of the share and on such further terms (if any) as the Board shall see fit. 33 Surrender 33.1 The Board may accept a surrender of any share liable to be forfeited. In such case references in these Articles to forfeiture shall include surrender. 34 Disposal of forfeited shares 34.1 Every share which shall be forfeited shall thereupon become the property of the Company. Subject to the provisions of the Act23, any such share may be sold, re-allotted or otherwise disposed of, either to the person who was before forfeiture the holder thereof or entitled thereto or to any other person, on such terms and in such manner as the Board shall determine. The Board may for the purposes of the disposal authorise any person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the Register notwithstanding the 23Section 662 of the Act PUBLIC

49 absence of any share certificate being lodged in respect thereof and may issue a new certificate to the transferee and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or the person (if any) entitled by transmission to (as the case may be), the shares. The Company may receive the consideration (if any) given for the share on its disposal. 35 Effect of forfeiture 35.1 A member whose shares have been forfeited shall cease to be a member in respect of them and, in the case of a holder of certificated shares, shall surrender to the Company for cancellation the certificate for the shares forfeited. He or she shall nevertheless be liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture, and interest thereon from the date of the forfeiture to the date of payment (both dates inclusive), in the same manner in all respects as if the shares had not been forfeited, and to satisfy all (if any) claims, demands and liabilities which the Company might have enforced in respect of the shares at the time of forfeiture, without any reduction or allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal. 36 Extinction of claims 36.1 The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the member whose share is forfeited (or the person (if any) entitled by transmission to the forfeited share, as the case may be) and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Act given or imposed in the case of past members. 37 Evidence of forfeiture 37.1 A statutory declaration by a Director or the Secretary that a share has been forfeited in pursuance of these Articles, and stating the date on which it was forfeited, shall, as against all persons claiming to be entitled to that share adversely to the forfeiture thereof, be conclusive evidence of the facts therein stated. The declaration, together with the receipt by the Company of the consideration (if any) given for the share on the sale or disposition thereof and a certificate for the share under the Seal delivered to the person to whom the same is sold or disposed of, shall (subject if necessary to the execution of an instrument of transfer) constitute a good title to the share. Subject to the execution of any necessary transfer, such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition and shall not be bound to see to the application of the purchase consideration (if any), nor shall his or her title to the share be affected by any act, omission, irregularity or invalidity relating to or connected with the proceedings in reference to the forfeiture or disposal of the share. Any such person shall not (unless by express agreement with the Company) become entitled to any of the dividends accrued or which might have accrued upon the shares before the completion of the sale or disposition thereof. PUBLIC

50 TRANSFER OF SHARES 38 Form of transfer 38.1 Subject to such of the restrictions of these Articles as may be applicable, each member may transfer all or any of his or her shares by instrument of transfer in writing in any usual form or in any form approved by the Board. Such instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid up) by or on behalf of the transferee. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect of it. All instruments of transfer which are registered may be retained by the Company. 39 Right to refuse registration 39.1 The Board may, in its absolute discretion, refuse to register any transfer of a share unless: (a) it is in respect of a share which is fully paid up; (b) it is in respect of a share on which the Company has no lien; (c) it is in respect of only one class of shares; (d) it is in favour of a single transferee or not more than four joint transferees; (e) it is duly stamped (if so required); and (f) it is delivered for registration to the Office or such other place as the Board may from time to time determine, accompanied (except in the case of a transfer by a recognised person where a certificate has not been issued or in the case of an uncertificated share) by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to prove the title of the transferor and the due execution by him or her of the transfer or, if the transfer is executed by some other person on his or her behalf, the authority of that person to do so, provided that the Board shall not refuse to register any transfer of partly paid shares which are listed on The Stock Exchange on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealing in such shares from taking place on an open and proper basis. References herein to a transfer shall be deemed to include renunciation of a renounceable letter of allotment. 39.2 A transfer of shares will not be registered in the circumstances envisaged by Article 85. 39.3 Without prejudice to Article 40, the Board may refuse to register a transfer of uncertificated shares in such other circumstances as may be permitted or required by the Regulations and the relevant system. PUBLIC

51 40 Notice of refusal 40.1 In the case of certificated shares, if the Board refuses to register a transfer of a share it shall, within two months after the date on which the transfer was lodged with the Company send notice of the refusal, together with the reasons for the refusal, to the transferee. Any instrument of transfer which the Board refuses to register shall (except in the case of suspected fraud) be returned to the person depositing it. All instruments of transfer which are registered may be retained by the Company. 40.2 In the case of uncertificated shares, if the Board refuses to register a transfer of a share it shall, within two months after the date on which the appropriate instruction was received by or on behalf of the Company in accordance with the facilities and requirements of the relevant system, send notice of the refusal, together with the reasons for the refusal, to the transferee. 41 Fees on registration 41.1 If the Board so requires, a fee shall be charged in any jurisdiction in which all or any shares are for the time being listed or traded on a stock exchange in that jurisdiction for the registration of a transfer or on the registration of any probate, letters of administration, certificate of death or marriage, power of attorney, notice or other instrument relating to or affecting the title to any shares provided always that such fee shall not exceed the maximum such fee prescribed or permitted from time to time by the relevant stock exchange or by a relevant regulatory body in that jurisdiction. 42 Other powers in relation to transfers 42.1 Nothing in these Articles shall preclude the Board: (a) from recognising a renunciation of the allotment of any share by the allottee in favour of some other person; or (b) if empowered by these Articles to authorise any person to execute an instrument of transfer of a share, from authorising any person to transfer that share. TRANSMISSION OF SHARES 43 On death 43.1 If a member dies, the survivors or survivor, where he or she was a joint holder, and his or her executors or administrators, where he or she was a sole or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his or her shares. Nothing in these Articles shall release the estate of a deceased member from any liability in respect of any share which has been solely or jointly held by him or her. 44 Election of person entitled by transmission 44.1 Any person becoming entitled to a share in consequence of the death or bankruptcy of any member, or of any other event giving rise to a transmission of such entitlement by operation of law, may, on such evidence as to his or her title being produced as the PUBLIC

52 Board may require, elect either to become registered as a member or to have some person nominated by him or her registered as a member. If he or she elects to become registered himself or herself, he or she shall give notice to the Company to that effect. If he or she elects to have some other person registered, he or she shall execute an instrument of transfer of such share to that person. All the limitations, restrictions and provisions of these Articles relating to the transfer and the registration of transfers of shares shall apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his or her death, bankruptcy or other event as aforesaid had not occurred. Where the entitlement of a person to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the Board, the Board shall within two months after proof cause the entitlement of that person to be noted in the Register. 44.2 For the purposes referred to in Article 44.1, a person entitled by transmission to an uncertificated share who elects to have some other person registered shall either: (a) procure that instructions are given by means of the relevant system to effect the transfer of such uncertificated share to that person; or (b) change the uncertificated share into a certificated share and execute an instrument of transfer of that certificated share in favour of that person. 44.3 A person entitled to a share who has elected for that share to be transferred to some other person pursuant to this Article 44 shall cease to be entitled to any rights in relation to that share upon that other person being registered as the holder of that share. 45 Rights on transmission 45.1 Where a person becomes entitled to a share in consequence of the death or bankruptcy of any member, or of any other event giving rise to a transmission of such entitlement by operation of law, the rights of the holder in relation to such share shall cease. However, the person so entitled may give a good discharge for any dividends and other moneys payable in respect of it and shall have the same rights to which he or she would be entitled if he or she were the holder of the share, except that he or she shall not, before he or she is registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares of the Company. The Board may at any time give notice requiring any such person to elect either to be registered himself or herself or to transfer the share. If the notice is not complied with within 60 days, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of such share until the requirements of the notice have been complied with. DESTRUCTION OF DOCUMENTS 46 Destruction of documents 46.1 The Company may destroy: PUBLIC

53 (a) any instrument of transfer, after six years from the date on which it is registered; (b) any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, after two years from the date on which it is recorded; (c) any share certificate, after one year from the date on which it is cancelled; (d) any other document on the basis of which any entry in the Register is made, after six years from the date on which an entry was first made in the Register in respect of it; (e) all paid dividend warrants and cheques, after one year from the date of actual payments; (f) all proxy appointments used for the purposes of a poll, after one year from the date of use; and (g) all proxy appointments not used for the purposes of a poll, after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded, provided that the Company may destroy any such type of document at a date earlier than that authorised by this Article 46.1 if a copy of such document is made (whether made electronically, by microfilming, by digital imaging or by any other means) and retained until the expiration of the period applicable to the destruction of the original of such document. 46.2 It shall be conclusively presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of a document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly cancelled, and that every other document so destroyed was valid and effective in accordance with the particulars in the records of the Company, provided that: (a) this Article 46.2 shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant; and (b) nothing in this Article 46.2 shall be construed as imposing on the Company any liability in respect of the destruction of any such document otherwise than as provided for in this Article 46.2 which would not attach to the Company in the absence of this Article 46.2. 46.3 References in this Article 46 to instruments of transfer include, in relation to uncertificated shares, instructions and/or notifications made in accordance with the relevant system relating to the transfer of such shares and references in this Article 46 to the destruction of any document include references to the disposal of it in any manner or deletion. PUBLIC

54 ALTERATION OF SHARE CAPITAL 47 Increase, consolidation, sub-division and redenomination 47.1 The Company in general meeting may from time to time by ordinary resolution: (a) authorise the Directors to increase its share capital by allotting shares pursuant to Article 10; (b) consolidate and divide all or any of its share capital into shares of a larger nominal amount than its existing shares; (c) sub-divide its shares or any of them into shares of a smaller nominal amount, and may by such resolution determine that, as between the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights or be subject to any such restrictions as the Company has power to attach to new shares; and (d) redenominate its share capital by converting shares from having a fixed nominal value in one currency to having a fixed nominal value in another currency. Any resolution for consolidation and division of Ordinary Shares into shares of a larger nominal amount pursuant to sub-paragraph (b) of this Article 47, any resolution for sub-division of Ordinary Shares into shares of a smaller nominal amount pursuant to sub-paragraph (c) of this Article and any resolution for redenomination of Ordinary Shares into shares having a fixed nominal value in another currency pursuant to sub-paragraph (d) of this Article 47 shall constitute a variation of the rights attached to the Ordinary Shares unless such resolution shall affect all the Ordinary Shares in issue in like manner and to like extent. 48 Fractions 48.1 Whenever as the result of any consolidation, division or sub-division of shares any difficulty arises, the Board may settle it as it thinks fit and in particular (but without prejudice to the generality of the foregoing): (a) whenever as a result of any consolidation of shares any members would become entitled to fractions of shares, the Board may, on behalf of those members, sell the shares incorporating the fractions for the best price reasonably obtainable to any person (including the Company) and distribute the net proceeds of sale after deduction of the expenses of sale in due proportion among those members (except that any amount otherwise due to a member, being less than £5.00 or its equivalent based on such exchange rate as the Board may determine in any other relevant currency or such other sum as the Board may from time to time determine, may be retained for the benefit of the Company); (b) the Board may as between the holders of shares to be consolidated determine which particular shares are to be consolidated into each consolidated share and, in the case of any shares registered in the name of one holder or joint holders being consolidated with shares registered in the name of another holder or joint PUBLIC

55 holders, may make such arrangements as it may think fit for the sale of the consolidated share and for the distribution among the persons entitled thereto of the net proceeds of such sale after deduction of the expenses of sale or for the payment of such net proceeds to the Company (except that any amount otherwise due to a member, being less than £5.00 or its equivalent based on such exchange rate as the Board may determine in any other relevant currency or such other sum as the Board may from time to time determine, may be retained for the benefit of the Company); (c) alternatively, the Board may, in each case where the number of shares held by any holder is not an exact multiple of the number of shares to be consolidated into a single share, issue to each such holder credited as fully paid by way of capitalisation the minimum number of shares required to round up his or her holding to such a multiple (such issue being deemed to have been effected immediately prior to consolidation); the amount required to pay up such shares shall be appropriated at the Board's discretion from any of the sums standing to the credit of any of the Company's reserve accounts (including any share premium account and capital redemption reserve) or to the credit of the profit and loss account and capitalised by applying the same in paying up such shares; and in relation to such capitalisation the Board may exercise all the powers conferred on it by Article 157 without an ordinary resolution of the Company; (d) the Board may treat certificated shares and uncertificated shares of a holder as separate holdings in giving effect to sub-divisions and/or consolidations and may cause any shares arising on sub-division or consolidation and representing fractional entitlements to be entered in the Register as certificated shares where this is desirable to facilitate the sale thereof; and (e) for the purposes of any sale of consolidated shares pursuant to sub-paragraph (a) of this Article 48, the Board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with, the directions of the purchaser, and the transferee shall not be bound to see to the application of the purchase consideration, nor shall his or her title to the shares be affected by any act, omission, irregularity or invalidity relating to or connected with the proceedings in reference to the sale. VARIATION OF CLASS RIGHTS 49 Sanction to variation 49.1 Any of the rights or privileges for the time being attached to any share or class of shares in the Company (and notwithstanding that the Company may be or be about to be in liquidation) may be varied or abrogated in such manner (if any) as may be provided by such rights contained in these Articles or, in the absence of any such provision, either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares), or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of the class duly convened and held as hereinafter provided (but not otherwise). The foregoing provisions of this Article 49 shall apply also to the variation or abrogation of the special rights attached PUBLIC

56 to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the separate rights of which are to be varied. 49.2 Ordinary Shares whenever issued are subject to the restriction that the rights attached to them may be varied or abrogated by a special resolution of the Company without the separate consent or sanction (given in accordance with Article 49.1 or otherwise) of the holders of any of the Ordinary Shares provided that the rights attached to all the Ordinary Shares are thereby varied or abrogated in like manner and to like extent and accordingly neither the passing nor the implementation of any such resolution constitutes a variation or abrogation of any of the rights attached to any of the Ordinary Shares. 50 Class meetings 50.1 All the provisions in these Articles as to general meetings shall mutatis mutandis apply to every meeting of the holders of any class of shares. The quorum at every such meeting shall be two persons holding or representing by proxy at least one-third of the nominal amount paid up on the issued shares of the class (excluding any shares of that class held as treasury shares). Every holder of shares of the class, present in person or by proxy, may demand a poll. Each such holder shall on a poll be entitled to one vote for every share of the class held by him or her. If at any adjourned meeting of such holders such quorum as aforesaid is not present, one person holding shares of the class who is present in person or by proxy shall be a quorum. 51 Deemed variation 51.1 Subject to the terms of issue of or rights attached to any shares, the rights or privileges attached to any class of shares shall be deemed to be varied or abrogated by the reduction of the capital paid up on such shares, but shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking in priority to or pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued or by the purchase or redemption by the Company of its own shares or the sale of any shares held as treasury shares in accordance with the provisions of the Act24 and these Articles. GENERAL MEETINGS 52 Annual general meetings 52.1 The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year in accordance with the requirements of the Act25. The annual general meeting shall be held at such time and in such place as the Board may determine. 53 Convening of general meetings 53.1 The Board may convene a general meeting, other than an annual general meeting, whenever it thinks fit. A general meeting, other than an annual general meeting, shall also be convened on such requisition, or in default may be convened by such 24Part 18 of the Act 25Section 336 of the Act PUBLIC

57 requisitionists, as provided by the Act26. At any meeting convened on such requisition or by such requisitionists no business shall be transacted except that stated by the requisition or proposed by the Board. 53.2 The Board shall determine in relation to each general meeting the means of attendance at and participation in the meeting, including whether the persons entitled to attend and participate in the general meeting shall be enabled to do so partly by simultaneous attendance and participation at a physical place (or places in accordance with Article 54.7) anywhere in the world determined by it, and partly by means of an electronic facility or facilities determined by it in accordance with Article 54.8. 54 Notice of general meetings 54.1 An annual general meeting shall be convened by not less than 21 clear days' notice in writing. All other general meetings shall be convened by not less than 14 clear days' notice in writing or such longer period as may be required by law from time to time. 54.2 The notice shall include such statements as are required by the Act27 and shall in any event specify: (a) whether the meeting is an annual general meeting or any other general meeting; (b) the place, the day and the time of the meeting; (c) the general nature of the business to be transacted at the meeting; (d) if the meeting is convened to consider a special resolution, the text of the resolution and the intention to propose the resolution as such; and (e) with reasonable prominence, that a member entitled to attend and participate is entitled to appoint one or more proxies to attend and participate instead of him or her and that a proxy need not also be a member. 54.3 If the Board determines that a general meeting shall be held (wholly or partly) at a physical place or places, the notice shall specify the place or places (and any satellite meeting place determined in accordance with Article 54.7 shall be identified as such in the notice). 54.4 If the Board determines that a general meeting shall be held partly by means of an electronic facility or facilities, the notice shall specify the means, or all different means, of attendance and participation determined in accordance with Article 54.8 and any access, identification and security arrangements determined in accordance with Article 64.4. 54.5 The notice shall specify any arrangements made for the purpose of Article 64.2 (making it clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates). 54.6 The notice shall be given to the members (other than any who, under the provisions of these Articles or of any restrictions imposed on any shares, are not entitled to receive 26Sections 303-305 of the Act 27Section 311 of the Act PUBLIC

58 notice from the Company), to the Directors and to the Auditors and to any other person who may be entitled to receive it. 54.7 The Board may resolve to enable persons entitled to attend and participate in a general meeting to do so by simultaneous attendance and participation at a satellite meeting place or places anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to participate in, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the Chairman is satisfied that adequate facilities are available throughout the meeting to ensure that members attending at all the meeting places are able to: (a) participate in the business for which the meeting has been convened; (b) hear all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and (c) be heard by all other persons so present in the same way, and the meeting shall be deemed to take place at the principal meeting place. The Chairman shall be present at, and the meeting shall be deemed to take place at, the principal meeting place and the powers of the Chairman shall apply equally to each satellite meeting place, including his or her power to adjourn the meeting as referred to in Article 61. 54.8 The Board may resolve to enable persons entitled to attend and participate in a general meeting to do so partly by simultaneous attendance and participation by means of an electronic facility or facilities and determine the means, or all different means, of attendance and participation used in relation to the general meeting. The members present in person or by proxy by means of an electronic facility or facilities (as so determined by the Board) shall be counted in the quorum for, and be entitled to participate in, the general meeting in question. That meeting shall be duly constituted and its proceedings valid if the Chairman is satisfied that adequate facilities are available throughout the meeting to ensure that members attending the meeting by all means (including the means of an electronic facility or facilities) are able to: (a) participate in the business for which the meeting has been convened; (b) hear all persons who speak at the meeting; and (c) be heard by all other persons attending and participating in the meeting. 54.9 For the purposes of the Act28 any amount paid up on any Ordinary Share in any currency other than sterling shall be treated as if it had been converted into sterling at such rate of exchange prevailing at or about the date of the requisition as the Board shall determine. 28Sections 314(2)(b), 338(3)(b) and 338A(3)(b) of the Act PUBLIC

59 55 Omission to send notice 55.1 The accidental omission to give or send notice of a general meeting or, in cases where it is intended that it be given or sent out with the notice, any other document relating to the meeting (including an appointment of proxy) to, or the non-receipt of either by, any person entitled to receive the same shall not invalidate the proceedings at that meeting. 56 Postponement of general meetings 56.1 If, after the sending of the notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting (including a satellite meeting to which Article 54.7 applies) and/or by means of an electronic facility or facilities specified in the notice, it may postpone the general meeting to another date, time and/or place (or in the case of a general meeting to be held at a principal meeting place and a satellite meeting place, to such other places), and/or change the electronic facility or facilities. If such a decision is made, the Board may then change the place (or any of the places in the case of a general meeting to which Article 54.7 applies) and/or the electronic facility or facilities and/or postpone the date and/or time again if it considers that it is reasonable to do so. No new notice of the general meeting need be sent but the Board shall take reasonable steps to ensure that notice of the change of date, time, place (or places, in the case of a general meeting to which Article 54.7 applies) of and/or electronic facility or facilities for, the postponed meeting appear at the original time and at the original place (or places, in the case of a general meeting to which Article 54.7 applies) and/or on the original electronic facility or facilities. When a general meeting is so postponed, notice of the date, time and place (or places in the case of a meeting to which Article 54.7 applies), including any electronic facility if applicable, of the postponed meeting shall be given in such manner as the Board may, in its absolute discretion, determine. No business shall be transacted at any postponed meeting other than business which might properly have been transacted at the meeting had it not been postponed. Notice of the business to be transacted at such postponed meeting shall not be required. If a general meeting is postponed in accordance with this Article 56, the appointment of a proxy will be valid if it is delivered and received as required by these Articles not less than 48 hours before the time appointed for holding the postponed meeting. When calculating the 48 hour period mentioned in this Article, the Directors can decide not to take account of any part of a day that is not a working day. PROCEEDINGS AT GENERAL MEETINGS 57 Quorum 57.1 No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. For all purposes the quorum shall be not less than three persons entitled to attend and to vote on the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation which is a member. PUBLIC

60 57.2 In calculating whether a quorum is present for the purposes of Article 57.1, if two or more persons are appointed as proxies for the same member or two or more persons are appointed as corporate representatives of the same corporate member, only one of such proxies or only one of such corporate representatives shall be counted. 58 If quorum not present 58.1 If within 15 minutes (or such longer interval as the Chairman in his or her absolute discretion thinks fit) from the time appointed for the holding of a general meeting a quorum is not present, or if during a meeting such a quorum ceases to be present, the meeting, if convened by or upon the requisition of members, shall be dissolved. In any other case, the meeting shall stand adjourned to such day (being not less than ten clear days after the original meeting) and at such time and place or places, with such means of attendance and participation (including by means of such electronic facility or facilities) as the Chairman (or, in default, the Board) may determine. If at an adjourned meeting a quorum is not present within five minutes from the time fixed for holding the meeting, the meeting shall be dissolved. 59 Chairman 59.1 The Chairman (if any) of the Board shall preside at every general meeting of the Company. If there be no such Chairman or if at any meeting he or she shall not be present within five minutes after the time appointed for holding the meeting, or shall be unwilling to act as Chairman, a Deputy Chairman shall, if present and willing to act, preside at such meeting. In the event of two or more Deputy Chairmen being present, the Deputy Chairman to act as Chairman shall be decided by those Directors present. If no Chairman or Deputy Chairman shall be so present and willing to act, the Directors present shall choose one of their number to act or, if there be only one Director present, he or she shall be Chairman if willing to act. If there be no Director present and willing to act, the members present (in person or by proxy) and entitled to vote on the business to be transacted at the meeting shall choose one of their number to be Chairman of the meeting. 60 Entitlement to attend and speak 60.1 A Director shall, notwithstanding that he or she is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares of the Company. Any proxy appointed by a member shall also be entitled to speak at any general meeting of the Company. The Chairman may invite any person to attend and speak at a general meeting where he or she considers this will assist in the deliberations of the meeting. 61 Power to adjourn 61.1 The Chairman may, with the consent of a meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time (or indefinitely) and from place to place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) and/or from such electronic facility or facilities for attendance and participation to such other electronic facility or facilities as the meeting shall determine. However, without prejudice to any other power which he or she may have under these Articles (including the Chairman's PUBLIC

61 power to adjourn a meeting conferred by Article 61.2) or at common law, the Chairman may, without the need for the consent of the meeting, interrupt or adjourn any meeting (whether or not it has commenced or a quorum is present) from time to time and from place to place (or places in the case of a meeting to which Article 54.7 applies) or from electronic facility to electronic facility, or for an indefinite period, if he or she is of the opinion that it has become necessary to do so in order to secure the proper and orderly conduct of the meeting, or to give all persons entitled to do so a reasonable opportunity of attending, speaking and voting at the meeting or to ensure that the business of the meeting is properly considered and transacted. 61.2 If it appears to the Chairman that the facilities at the principal meeting place or any satellite meeting place or an electronic facility or facilities or security at any general meeting being conducted partly by means of an electronic facility or facilities have become inadequate for the purposes referred to in Articles 54.7 or 54.8, or are otherwise not sufficient to allow the meeting to be conducted substantially in accordance with the provisions set out in the notice of meeting, then the Chairman shall, without the consent of the meeting, interrupt or adjourn the general meeting. 61.3 All business conducted at a meeting up to the time of any adjournment shall, subject to Article 61.4, be valid. 61.4 The Chairman may specify that only the business conducted at the meeting up to a point in time which is earlier than the time of the adjournment is valid, if in his or her opinion, to do so would be more appropriate. 62 Notice of adjourned meeting 62.1 Any adjournment pursuant to Article 61 may, subject to the Act, be for such time and with such means of attendance and participation (including at such place or places and/or by means of such electronic facility or facilities) as the Chairman (or, in default, the Board) may in his or her absolute discretion determine, notwithstanding that by reason of the adjournment some members may be unable to attend and participate in the adjourned meeting. Whenever a meeting is adjourned for 14 days or more or indefinitely, at least seven clear days' notice, specifying the day, the time and the place or places of the adjourned meeting and the means of attendance and participation (including by means of an electronic facility or facilities if applicable) as the Chairman (or, in default, the Board) may in his or her absolute discretion determine and the general nature of the business to be transacted, shall be given in the same manner as in the case of the original meeting. Save as aforesaid and subject to the Act29, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting. 63 Business of adjourned meeting 63.1 No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place. 29Section 307A(7) of the Act PUBLIC

62 64 Accommodation of members at meeting and security arrangements 64.1 The Board may, for the purpose of controlling the level of attendance or ensuring the safety of those attending at any place specified for the holding of a general meeting, ensuring the security of the meeting and ensuring the future orderly conduct of the meeting, from time to time make such arrangements as the Board shall in its absolute discretion consider to be appropriate and may from time to time vary any such arrangements or make new arrangements therefor. Any decision made under this Article 64.1 shall be final and the entitlement of any member or proxy to attend a general meeting at such place (or places, in the case of a meeting to which Article 54.7 applies) shall be subject to any such arrangements as may be for the time being approved by the Board. 64.2 The Board may make arrangements for persons entitled to attend the general meeting or an adjourned general meeting to be able to hear the proceedings of the general meeting or adjourned general meeting and to speak at the general meeting (whether by use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the general meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the general meeting or to speak at the general meeting shall not in any way affect the validity of the proceedings of the general meeting. 64.3 The Board may direct that any person wishing to attend any general meeting held at a physical place should provide evidence of identity and submit to such searches or other security arrangements or restrictions (including restrictions in items of personal property to be taken into the meeting) as the Board shall consider appropriate in the circumstances. 64.4 If a general meeting is held partly by means of an electronic facility or facilities, the Board and the Chairman may make any arrangement and impose any requirement or restriction that is: (a) necessary to ensure the identification of those taking part by way of such electronic facility or facilities and the security of the electronic communication; and (b) in its or his or her view, proportionate to those objectives. In this respect, the Board may authorise any voting application, system or facility for attendance and participation as it sees fit. 64.5 The Board shall be entitled in its absolute discretion to authorise one or more persons (including the Directors, the Secretary or the Chairman) to refuse physical or electronic entry to, or eject (physically or electronically) from, any meeting any person who fails to provide such evidence of identity or to submit to such searches or to otherwise comply with such security arrangements or restrictions as are required pursuant to Article 64.1, Article 64.3 or Article 64.4, or who causes the meeting to become disorderly. PUBLIC

63 65 Orderly conduct 65.1 Subject to the Act (and without prejudice to any other powers vested in the Chairman of a meeting) when conducting a general meeting, the Chairman may make whatever arrangement and take such action or give such directions as he or she considers, in his or her absolute discretion, to be appropriate or conducive to promote the orderly conduct of the meeting, to promote the conduct of the business laid down in the notice of the meeting with reasonable despatch and to maintain good order. The Chairman's decision on points of order, matters of procedure or on matters arising incidentally from the business of the meeting shall be final and conclusive, as shall his or her determination as to whether any point or matter is of such a nature. VOTING 66 Method of voting 66.1 A resolution put to the vote at a general meeting held partly by means of an electronic facility or facilities shall be decided on a poll, which poll votes may be cast by such electronic means as the Board, in its sole discretion, deems appropriate for the purposes of the meeting. Any such poll shall be deemed to have been validly demanded at the time fixed for the holding of the meeting to which it relates. Subject thereto, at any general meeting held wholly at a physical place or places, a resolution put to a vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands) a poll is duly demanded. Subject to the provisions of the Act30, a poll may be demanded by: (a) the Chairman of the meeting; or (b) at least five members present in person or by proxy and entitled to vote on the resolution; or (c) a member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares in the Company held as treasury shares); or (d) a member or members present in person or by proxy holding shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding shares in the Company conferring a right to vote on the resolution which are held as treasury shares). 67 Chairman's declaration conclusive on show of hands 67.1 Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the Chairman of the meeting that a resolution has on a show of hands been carried, or carried unanimously or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book containing the minutes of proceedings of the Company, shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favour of or against such resolution. 30Section 321 of the Act PUBLIC

64 68 Objection to error in voting 68.1 No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that the same is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. Any vote which is not disallowed at such meeting or poll shall be valid for all purposes. The decision of the Chairman on such matters shall be final and conclusive. 69 Amendment to resolutions 69.1 In the case of a resolution duly proposed as a special resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted on. 69.2 In the case of a resolution duly proposed as an ordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may be considered or voted on unless: (a) notice in writing of the terms of the proposed amendment and intention to move the same has been given to the Secretary at the Office by a person entitled to participate in the general meeting at which it is to be proposed not less than 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed (or such later time as the Chairman of the meeting in his or her absolute discretion may determine); and (b) the proposed amendment does not, in the opinion of the Chairman of the meeting, materially alter the scope of the resolution. 69.3 If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution. 69.4 The Chairman of the meeting can agree to the withdrawal of any proposed amendment before it is voted on at the meeting. 70 Procedure on a poll 70.1 Any poll duly demanded on the election of a Chairman of a meeting or on any question of adjournment shall be taken forthwith. A poll duly demanded on any other matter shall be taken in such manner (including the use of ballot, voting papers, tickets or electronic means, or any combination thereof) and at such time and place, not being more than 30 days from the date of the meeting or adjourned meeting at which the poll was demanded, and by such means of attendance and participation (including at such place or places and/or by means of such electronic facility or facilities), as the Chairman shall direct. The Chairman may appoint scrutineers who need not be members. No notice need be given of a poll not taken immediately if the time and place and means by which it is to be taken are announced at the meeting at which it is PUBLIC

65 demanded. In any other case at least seven clear days' notice shall be given, specifying the time and place and means by which the poll is to be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. 70.2 The demand for a poll (other than on the election of a Chairman or a resolution for adjourning the meeting) shall not prevent the continuance of the meeting for the transaction of any business other than the question on which a poll has been demanded. If a poll is demanded before the declaration of the result on a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made. 70.3 The demand for a poll may, before the poll is taken, be withdrawn, but only with the consent of the Chairman. A demand so withdrawn shall validate the result of a show of hands declared before the demand was made and, in the case of a poll demanded but duly withdrawn before the declaration of the result of a show of hands, the meeting shall continue as if the demand had not been made. 70.4 On a poll votes may be given in person or by proxy. A member entitled to more than one vote need not, if he or she votes, use all his or her votes or cast all the votes he or she uses in the same way. 71 Votes of members 71.1 Subject to the provisions of the Act31, to any special terms as to voting on which any shares may have been issued or may for the time being be held and to any suspension or abrogation of voting rights pursuant to these Articles, at any general meeting, every member who is present in person shall on a show of hands have one vote and every member present in person shall on a poll have one vote for every share of which he or she is the holder. 71.2 If two or more persons are joint holders of a share, then in voting on any question the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the Register. 71.3 Where in England or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Board may, subject to the Act32, in its absolute discretion, on or subject to production of such evidence of the appointment as the Board may require, permit such receiver or other person to vote in person or by proxy on behalf of such member at any general meeting. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or deposited or received at such other place or address as is specified in accordance with these Articles for the deposit or receipt of appointments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable. For the purpose of calculating the 48 hour period, the 31Sections 284-286 of the Act 32Section 327(A1) of the Act PUBLIC

66 Directors can decide, in their absolute discretion, not to take account of any part of a day that is not a working day. 72 Restriction on voting rights for unpaid calls etc. 72.1 No member shall, unless the Board otherwise determines, be entitled to vote at a general meeting or at any separate meeting of the holders of any class of shares, either in person or by proxy, in respect of any share held by him or her or to exercise any right as a member unless all calls or other sums presently payable by him or her in respect of that share in the Company have been paid. 73 Votes not counted where abstention required 73.1 Where any member is, under the rules governing the listing of securities on any stock exchange on which all or any shares of the Company are for the time being listed or traded, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such member in contravention of such requirement or restriction shall, notwithstanding the provision of any other Article, not be counted. 74 Validity of meeting 74.1 All persons seeking to attend or participate in a general meeting by way of an electronic facility or facilities shall be responsible for maintaining adequate facilities to enable them to do so. Subject only to the requirement for the Chairman to adjourn a general meeting in accordance with the provisions of Article 61.2, any inability of a person or persons to attend or participate in a general meeting by way of an electronic facility or facilities shall not invalidate the proceedings of that meeting. 75 Voting by proxy 75.1 Any person (whether a member of the Company or not) may be appointed to act as a proxy. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting in respect of which the proxy is appointed or at any adjournment thereof. In the event that, and to the extent that a member personally votes his or her shares, his or her proxy shall not be entitled to vote those shares and any vote cast by a proxy in respect of such shares in such circumstances shall be ignored. 75.2 Every proxy who has been appointed by one or more members entitled to vote on the resolution shall, on a show of hands, have one vote unless Article 75.3 applies. 75.3 Every proxy who has been appointed by more than one member entitled to vote on the resolution shall, on a show of hands, have two votes, one vote for and one against the resolution, if either: (a) one or more of the members have instructed the proxy to vote for the resolution and one or more of the members have instructed the proxy to vote against the resolution; or (b) one or more of the members have instructed the proxy to vote for the resolution and one or more of the members have given the proxy discretion as to how to PUBLIC

67 vote in respect of the resolution and the proxy exercises that discretion by voting against the resolution; or (c) one or more of the members have instructed the proxy to vote against the resolution and one or more of the members have given the proxy discretion as to how to vote in respect of the resolution and the proxy exercises that discretion by voting for the resolution. 75.4 Every proxy who has been appointed by one or more members entitled to vote on the resolution shall, on a poll, have one vote for each share in respect of which the proxy has been appointed. 76 Validity of votes by proxies and corporate representatives 76.1 A vote given by a proxy or by a corporate representative shall be valid notwithstanding that the proxy or corporate representative has failed to vote in accordance with the instructions of the member by whom the proxy or corporate representative was appointed and the Company shall be under no obligation to check any vote so given is in accordance with any such instructions. 77 Form of proxy 77.1 An appointment of a proxy shall: (a) be in writing and, if the Board in its absolute discretion determines, may be contained in an electronic communication, in any such case in any common form or in such other form as the Board may approve and: (i) if in writing but not contained in an electronic communication, under the hand of the appointor or of his or her attorney duly authorised in writing or, if the appointor is a corporation, under its common seal or under the hand of some officer or attorney duly authorised; or (ii) in the case of an appointment contained in an electronic communication, submitted by or on behalf of the appointor, subject to such terms and conditions and authenticated in such manner as the Board may in its absolute discretion determine; (b) be deemed (subject to any contrary direction contained in the same) to confer authority to demand or join in demanding a poll and to vote on any resolution or amendment of a resolution put to the meeting for which it is given, as the proxy thinks fit and to speak at the meeting; and (c) unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. 77.2 The Board may allow a proxy for a holder of any shares in uncertificated form to be appointed by electronic communication in the form of an uncertificated proxy instruction. The Board may also allow any supplement to the uncertificated proxy instruction or any amendment or revocation of any uncertificated proxy instruction to be made by a further uncertificated proxy instruction. 77.3 The Board may decide what method should be used to determine at what time the instruction or notification is treated as being received by the Company. The Board may treat any notification purporting or expressed to be sent on behalf of a holder of a PUBLIC

68 share in uncertificated form as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that holder. 77.4 For the purposes of this Article 77, an uncertificated proxy instruction is a properly authenticated dematerialised instruction, and/or other instruction or notification, if sent through a relevant system to a participant in that system chosen by the Board to act for the Company. The uncertificated proxy instruction may be in any form and subject to any terms and conditions that the Board deems appropriate, but always subject to the facilities and requirements of the relevant system. 78 Deposit or receipt of proxy 78.1 The appointment of a proxy and the power of attorney or other authority (if any) under which it is signed, or a copy of such authority certified notarially or in some other way approved by the Board may: (a) in the case of an instrument in writing (including, whether or not the appointment of proxy is contained in an electronic communication, any such power of attorney or other authority), be deposited at the Office or at such other place or places and in such location or locations as is or are specified in the notice convening the meeting or in any appointment of proxy sent out by the Company in relation to the meeting not less than 48 hours before the time of the holding of the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or (b) in the case of an appointment contained in an electronic communication, where an address has been specified for the purpose of receiving communications in electronic form: (i) in the notice convening the meeting; or (ii) in any instrument of proxy sent out by the Company in relation to the meeting; or (iii) in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting, be received at such address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or (c) in the case of a poll taken more than 48 hours after it is demanded, be deposited or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or (d) where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the Chairman of the meeting or to any Director, the Secretary or some person authorised for the purpose by the Secretary, (e) and an appointment of proxy not deposited, delivered or received in a manner so permitted shall be invalid. No appointment of proxy shall be valid after the PUBLIC

69 expiry of 12 months from the date named in it as the date of its execution or the date of its submission, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within 12 months from such date. 78.2 For the purpose of calculating the relevant periods referred to in Article 78.1, the Directors can decide, in their absolute discretion, not to take account of any part of a day that is not a working day. 79 More than one proxy may be appointed 79.1 A member may appoint more than one proxy to attend on the same occasion. When two or more valid but differing appointments of proxy are delivered or received in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution or submission) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share. 80 Board may supply proxy cards 80.1 The Board may at the expense of the Company send or make available, by post, electronic communication or otherwise, appointments of proxy (reply-paid or otherwise) to members for use at any general meeting(s) or at any separate meeting(s) of the holders of any class of shares, either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall subject to Article 55 be issued to all (and not some only) of the members entitled to be sent notice of the meeting and to vote thereat by proxy. 81 Revocation of proxy 81.1 A vote given or poll demanded in accordance with the terms of an appointment of proxy shall be valid notwithstanding the death or mental disorder of the principal or the revocation of the appointment of proxy, or of the authority under which the appointment of proxy was executed or submitted, or the transfer of the share in respect of which the appointment of proxy is given, unless notice in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Office, or at such other place or places or address as has or have been appointed for the deposit or receipt of appointments of proxy, in the case of a meeting or adjourned meeting at which the appointment of proxy is used, at least 48 hours before the time for holding the meeting or adjourned meeting and, in the case of a poll taken more than 48 hours after it was demanded at which the appointment of proxy is used, at least 24 hours before the time appointed for the taking of the poll. 81.2 For the purpose of calculating the relevant periods referred to in Article 81.1, the Directors can decide, in their absolute discretion, not to take account of any part of a day that is not a working day. PUBLIC

70 82 Directors' powers to establish verification procedures in connection with proxies 82.1 From time to time the Directors may (consistently with the Act33 and these Articles) make such regulations and establish such procedures as they consider appropriate to receive and verify the appointment or revocation of a proxy. Any such regulations may be general or specific to a particular meeting. Without limitation, any regulations may include provisions that the Directors (or some person or persons appointed by them) may conclusively determine any matter or dispute relating to: (a) the appointment or revocation, or purported appointment or revocation, of a proxy; and/or (b) any instruction contained or allegedly contained in any such appointment, and any such regulations may also include rebuttable or conclusive presumptions of any fact concerning those matters. The Directors may from time to time modify or revoke any such regulations as they think fit, provided that no subsisting valid appointment or revocation of a proxy or any voting instruction shall thereby be rendered invalid. 83 Corporate representative 83.1 A corporation (whether or not a company within the meaning of the Act) which is a member may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative (or, as the case may be, representatives) at any meeting of the Company or at any separate meeting of the holders of any class of shares. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation's holdings to which the authority relates) as the corporation could exercise if it were an individual member. The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it; and all references to attendance and voting in person shall be construed accordingly. A Director, the Secretary or some person authorised for the purpose by the Secretary may require the representative to produce a certified copy of the resolution so authorising him or her or such other evidence of his or her authority reasonably satisfactory to such Director, Secretary or other person before permitting him or her to exercise his or her powers. 84 Failure to disclose interests in shares 84.1 If a member, or any other person appearing to be interested in shares held by that member, has been issued with a notice pursuant to the Act34 requiring such person to provide information about his or her interests in the Company's shares (a "Section 793 Notice") and has failed in relation to any shares ("the default shares", which expression includes shares issued after the date of such notice in respect of those shares) to give the Company the information thereby required within the prescribed period from the date of the notice, the following sanctions shall apply unless the Board otherwise determines: 33Section 327(A1) of the Act 34Section 793 of the Act PUBLIC

71 (a) the member shall not be entitled, in respect of the default shares, to be present or to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares or on any poll, or to exercise any other right conferred by his or her membership in relation to any such meeting or poll; and (b) where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of their class (excluding any shares of that class held as treasury shares): (i) any dividend or other money payable, or shares issued in lieu of a dividend, in respect of the shares shall be withheld (or, as the case may be, not issued) by the Company, which shall not have any obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to Article 155, to receive shares instead of that dividend; and (ii) no transfer, other than an excepted transfer, of any shares held by the member shall be registered unless: (A) the member is not himself in default as regards supplying the information required; and (B) the member proves to the satisfaction of the Board that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer. 84.2 For the purposes of Article 84.1, the Board may only exercise its discretion not to register a transfer of uncertificated shares if permitted to do so by the Regulations (and the Board may, to enable the Company to deal with the shares in accordance with the provisions of this Article 84.2, require the Operator of a relevant system to convert the shares into certificated form), and it may determine to treat certificated shares and uncertificated shares of a member as separate holdings and apply the sanctions only to the former or to the latter or make different provisions for the former and the latter. 84.3 Where the sanctions under Article 84.1 apply in relation to any shares, they shall cease to have effect: (a) if the shares are transferred by means of an excepted transfer but only in respect of the shares transferred; or (b) at the end of the period of one week (or such shorter period as the Board may determine) following receipt by the Company of the information required by the applicable notice or notices mentioned in Article 84.1 and the Board being fully satisfied that such information is full and complete. 84.4 Where, on the basis of information obtained from a member in respect of any share held by him or her, the Company issues a Section 793 Notice to any other person, it shall at the same time send a copy of such notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, shall not invalidate or otherwise affect the application of Article 84.1. 84.5 For the purposes of this Article 84: PUBLIC

72 (a) a person, other than the member holding a share, shall be treated as appearing to be interested in any shares (or, if applicable, rights to subscribe for, or convert into, shares) if the member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the member or from a Section 793 Notice or from anyone else) knows or has reasonable cause to believe that the person is, or may be, or has been so interested; (b) "interested" shall be construed in accordance with sections 820 to 825 of the Act; (c) reference to a person having failed to give the Company the information required by a Section 793 Notice, or being in default as regards supplying such information, includes reference to (i) his or her having failed or refused to give all or any part of it and (ii) his or her having given information which he or she knows to be false in a material particular or having recklessly given information which is false in a material particular; (d) the "prescribed period" means 14 days; and (e) an "excepted transfer" means, in relation to any shares held by a member: (i) a transfer by way of or pursuant to acceptance of a takeover offer for the Company (within the meaning of section 974 of the Act); or (ii) a transfer in consequence of a sale made through a recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000) or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded; or (iii) a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares. 84.6 Where any person appearing to be interested in the default shares has been duly served with a Section 793 Notice and the default shares which are the subject of such notice or notices are held by a Depositary the provisions of this Article 84 shall be treated as applying only to such default shares held by the Depositary and not (in the absence of any other reason why they should be so treated) to any other shares held by the Depositary. 84.7 Where the member on which a Section 793 Notice is served is a Depositary acting in its capacity as such the obligations of the Depositary as a member of the Company shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by it pursuant to the arrangements entered into by the Company or approved by the Board pursuant to which it was appointed as a Depositary or otherwise. PUBLIC

73 84.8 Nothing contained in this Article 84 shall limit the power of the Board under the Act35. UNTRACED MEMBERS 85 Power of sale 85.1 The Company shall be entitled to sell any share of a member, or any share to which a person is entitled by transmission on death or bankruptcy or otherwise by operation of law, if and provided that: (a) during the period of 12 years prior to the date of the publication of the advertisements referred to in sub-paragraph (b) below (or, if published on different dates, the earlier or earliest thereof), the Company has paid at least three dividends (whether interim or final) and no such dividend has been claimed by the person entitled to it; (b) on expiry of the said period of 12 years the Company has given notice of its intention to sell such share by advertisements appearing in one national newspaper published in the United Kingdom and one newspaper circulating in the area of the address on the Register or other last known address of the member or the person entitled by transmission to the share or the address for the service of notices notified under Article 165.3 (unless any such address shall be in Hong Kong), and in one leading English language daily newspaper and one leading Chinese language daily newspaper printed and circulating in Hong Kong; (c) the said advertisements, if not published on the same day, shall have been published within 30 days of each other; (d) during the further period of three months following the date of publication of the said advertisements (or, if published on different dates, the later or latest thereof) and prior to the exercise of the power of sale the Company has not received any communication in respect of such share from the member or person entitled by transmission; and (e) if shares of the class concerned are listed or dealt in on any stock exchange, the Company has given notice to that exchange of its intention to make such sale. 85.2 The purchaser shall not be bound to see the application of any purchase consideration, nor shall his or her title to the shares be affected by any act, omission, irregularity or invalidity relating to or connected with the proceedings in reference to the sale. 85.3 The manner, timing and terms of any sale of shares pursuant to this Article 85 (including but not limited to the price or prices at which the same is made) shall be such as the Board determines, based upon advice from such bankers, brokers or other persons as the Board considers appropriate consulted by it for the purposes, to be reasonably practicable having regard to all the circumstances including the number of shares to be disposed of and the requirement that the disposal be made without delay; and the Board shall not be liable to any person for any of the consequences of reliance on such advice. 35Section 794 of the Act PUBLIC

74 85.4 To give effect to any sale of shares pursuant to this Article 85 the Board may authorise any person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the Register notwithstanding the absence of any share certificate being lodged in respect thereof and may issue a new certificate to the transferee and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person (if any) entitled by transmission to (as the case may be), the shares. The purchaser shall not be bound to see to the application of the purchase consideration nor shall his or her title to the shares be affected by any act, omission, irregularity or invalidity relating to or connected with the proceedings in reference to the sale. 85.5 If during the period of 12 years referred to in Article 85.1 above, or during any period ending on the date when all the requirements of sub-paragraphs (a) to (d) of Article 85.1 above have been satisfied, any additional shares have been issued in respect of those held at the beginning of, or previously so issued during, any such period and all the requirements of sub-paragraphs (b) to (d) of Article 85.1 above have been satisfied in regard to such additional shares (but as if the words "on expiry of the said period of 12 years" were omitted from Article 85.1(b) and as if the words "during the further period of three months" were omitted from Article 85.1(d) and no dividend has been claimed on those additional shares), the Company shall also be entitled to sell the additional shares. 86 Application of proceeds of sale 86.1 The net proceeds of sale under Article 85.1 shall be forfeited and shall belong to the Company and the Company will not be liable in any respect to the person who would have been entitled to the shares by law for the proceeds of sale. The Company may use the money for such good causes as the Board from time to time thinks fit. APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS 87 Number of Directors 87.1 Unless and until otherwise determined by the Company by ordinary resolution, the number of Directors (other than any alternate Directors) shall be not less than five nor more than twenty five. 88 Power of Company to appoint Directors 88.1 Subject to the provisions of these Articles, the Company may by ordinary resolution appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Board, but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles. 89 Power of Board to appoint Directors 89.1 Without prejudice to the power of the Company to appoint any person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to PUBLIC

75 the existing Board, but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles. 90 Appointment of executive Directors 90.1 Subject to the provisions of the Act36, the Board may from time to time appoint one or more of its body to hold any employment or executive office for such term and subject to such other conditions as the Board thinks fit. The Board may revoke or terminate any such appointment without prejudice to any claim for damages for breach of contract between the Director and the Company. 91 Eligibility of new Directors 91.1 No person, other than a Director retiring (by rotation or otherwise), shall be appointed or re-appointed a Director at any general meeting unless: (a) he is recommended by the Board for appointment or re-appointment; or (b) during the period commencing on the day after despatch of the notice of the meeting and ending no later than seven clear days prior to the date of such meeting, notice duly executed by a member (other than the person to be proposed) qualified to vote at the meeting has been given to the Company of the intention to propose that person for appointment or re-appointment, stating the particulars which would, if he or she were so appointed or re-appointed, be required to be included in the Company's register of Directors, together with notice executed by that person of his or her willingness to be appointed or re-appointed, is given to the Secretary at the Office. 92 Share qualification 92.1 A Director shall not be required to hold any shares of the Company. 93 Resolution for appointment 93.1 A resolution for the appointment of two or more persons as Directors by a single resolution shall be void unless an ordinary resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it. 94 Retirement of Directors 94.1 At each annual general meeting of the Company all the Directors shall retire from office. 95 Position of retiring Director 95.1 A Director who retires at an annual general meeting shall be eligible for re-election and a Director who is re-elected will be treated as continuing in office without a break. If he or she is not re-elected or deemed to have been re-appointed, he or she shall retain office until the meeting appoints someone in his or her place or, if it does not do so, until the end of the meeting. 36Sections 188 and 227-330 PUBLIC

76 96 Deemed re-appointment 96.1 At any general meeting at which a Director retires under any provision of these Articles the Company may by ordinary resolution fill the vacancy by re-appointing the retiring Director or some other person who is eligible for appointment and willing to act as a Director. If the Company does not do so, the retiring Director shall, if willing, be deemed to have been re-appointed unless it is expressly resolved not to fill the vacancy or a resolution for the re-appointment of the Director is put to the meeting and lost. 97 Removal by ordinary resolution 97.1 In addition to any power of removal conferred by the Act37, the Company may by ordinary resolution remove any Director before the expiration of his or her period of office but without prejudice to any claim for damages which he or she may have for breach of any contract of service between him or her and the Company, and may (subject to these Articles) by ordinary resolution appoint another person who is willing to act to be a Director in his or her place. Any person so appointed shall be treated, for the purposes of determining the time at which he or she or any other Director is to retire, as if he or she had become a Director on the day on which the person in whose place he or she is appointed was last appointed or re-appointed a Director. 98 Vacation of office by Director 98.1 Without prejudice to the provisions for retirement contained in these Articles, the office of a Director shall be vacated if: (a) he or she resigns by notice in writing delivered to, or, if in electronic form, received by, the Secretary at the Office or tendered at a Board meeting; (b) he or she ceases to be a Director by virtue of any provision of the Act, is removed from office pursuant to these Articles or becomes prohibited by law from being a Director; (c) he or she becomes bankrupt, has an interim receiving order made against him or her, makes any arrangement or compounds with his or her creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act or enters into any analogous or similar procedure in any jurisdiction; (d) both he or she and his or her alternate Director appointed pursuant to the provisions of these Articles (if any) are absent, without the permission of the Board, from Board meetings for six consecutive months and the Board resolves that his or her office be vacated; or (e) he or she is requested to resign by notice in writing addressed to him or her at his or her last known address and signed by all his or her co-Directors (without prejudice to any claim for damages which he or she may have for breach of any contract of service between him or her and the Company). 37Sections 168 and 169 of the Act PUBLIC

77 99 Resolution as to vacancy conclusive 99.1 A resolution of the Board declaring a Director to have vacated office under the terms of Article 98 shall be conclusive as to the fact and grounds of vacation stated in the resolution. ALTERNATE DIRECTORS 100 Appointments 100.1 Each Director (other than an alternate Director) may, by notice in writing delivered to, or, if in electronic form, received by, the Secretary at the Office, or in any other manner approved by the Board, appoint any other Director or any person approved for that purpose by the Board and willing to act, to be his or her alternate and remove from office an alternate Director so appointed by him or her. 100.2 No appointment of an alternate Director shall be effective until his or her consent to act as a Director in the form prescribed by the Act38 has been received at the Office. 100.3 An alternate Director need not hold a share qualification and shall not be counted in reckoning any maximum number of Directors allowed by these Articles. 101 Participation in Board meetings 101.1 Every alternate Director shall (subject to his or her giving to the Company an address within the United Kingdom or Hong Kong (or such other country or territory as the Board may from time to time determine) at which notices may be served on him or her or an address to which notices may be sent using electronic means) be entitled to receive notice of all meetings of the Board and all committees of the Board of which his or her appointor is a member and, in the absence from such meetings of his or her appointor, to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of his or her appointor. A Director acting as alternate Director shall have a separate vote at Board meetings for each Director for whom he or she acts as alternate Director, but he or she shall count as only one for the purpose of determining whether a quorum is present. 102 Alternate Director responsible for own acts 102.1 Every person acting as an alternate Director shall be an officer of the Company, shall alone be responsible to the Company for his or her own acts and defaults and shall not be deemed to be the agent of the Director appointing him or her. 103 Interests of alternate Director 103.1 The provisions of Articles 131 to 141 shall apply to an alternate Director to the same extent as if he or she was a Director and for the purposes of those provisions an alternate Director shall be deemed to have an interest which conflicts, or possibly may conflict, with the interest of the Company if either he or she or his or her appointor has such an interest. The provisions of Articles 171 and 172 shall also apply to an alternate Director to the same extent as if he or she was a Director. However, he or she shall not 38Section 167 of the Act PUBLIC

78 be entitled to receive from the Company any fees for his or her services as alternate, except only such part (if any) of the fee payable to his or her appointor as such appointor may by notice in writing to the Company direct. Subject to this Article 103, the Company shall pay to an alternate Director such expenses as might properly have been paid to him or her if he or she had been a Director. 104 Revocation of appointment 104.1 An alternate Director shall cease to be an alternate Director: (a) if his or her appointor ceases for any reason to be a Director, provided that if any Director retires but is re-appointed or deemed to be re-appointed at the same meeting, any valid appointment of an alternate Director which was in force immediately before his or her retirement shall remain in force; or (b) if any event happens in relation to him or her which, if he or she were a Director otherwise appointed, would cause him or her to vacate office; or (c) if his or her appointor revokes the appointment by notice in writing delivered to, or, if in electronic form, received by, the Secretary at the Office; or (d) if he or she resigns his or her office by notice in writing delivered to, or, if in electronic form, received by, the Secretary at the Office. DIRECTORS' REMUNERATION, EXPENSES AND PENSIONS 105 Directors' fees 105.1 The Directors (other than alternate Directors) shall be entitled to receive by way of fees for their services as Directors such sum (or its equivalent in any other currency at such rate of exchange as the Board shall determine) and on such terms as the Company in general meeting may from time to time determine. Any sum so determined may be an aggregate sum in respect of the fees for all Directors or a sum in respect of the fees for each individual Director provided that, in the case of an aggregate sum, such sum shall, subject to any special directions of the Company in general meeting, be divided among the Directors in such proportions and in such manner as the Board may from time to time decide. Any fees payable pursuant to this Article 105 shall be distinct from any salary, remuneration or other amounts payable to a Director pursuant to any other provisions of these Articles and shall accrue from day to day. 106 Expenses 106.1 Each Director shall be entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him or her in or about the performance of his or her duties as Director, including any expenses incurred in attending meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company. PUBLIC

79 107 Additional remuneration 107.1 If by arrangement with the Board any Director shall perform or render any special duties or services outside his or her ordinary duties as a Director, he or she may be paid such reasonable additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may from time to time determine. 108 Remuneration of executive Directors 108.1 The salary or remuneration of any Director appointed to hold any employment or executive office in accordance with the provisions of these Articles may be either a fixed sum of money, or may altogether or in part be governed by business done or profits made or otherwise determined by the Board, and may be in addition to or in lieu of any fee payable to him or her for his or her services as Director pursuant to these Articles. 109 Pensions and other benefits 109.1 The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (whether by insurance or otherwise) for any person who is or has at any time been a Director of the Company or any company which is a subsidiary company of or allied to or associated with the Company or any such subsidiary or any predecessor in business of the Company or of any such subsidiary, and for any member of his or her family (including a spouse or former spouse) and any person who is or was dependent on him or her. For such purpose the Board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The Board may procure any of such matters to be done by the Company either alone or in conjunction with any other person. Any Director or former Director shall be entitled to receive and retain for his or her own benefit any pension or other benefit provided under this Article 109 and shall not be obliged to account for it to the Company. POWERS AND DUTIES OF THE BOARD 110 Powers of the Board 110.1 Subject to the provisions of the Act and these Articles and to any directions given by special resolution of the Company, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company, whether relating to the management of the business or not. No alteration of these Articles and no such direction given by the Company shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. Provisions contained elsewhere in these Articles as to any specific power of the Board shall not be deemed to limit the general powers given by this Article 110. 111 Powers of Directors being less than minimum number 111.1 If the number of Directors is less than the minimum for the time being prescribed by these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of PUBLIC

80 convening a general meeting of the Company for the purpose of making such appointment. If there is/are no Director or Directors able or willing to act, any two members may summon a general meeting for the purpose of appointing Directors. Subject to the provisions of these Articles, any additional Director so appointed shall hold office only until the dissolution of the annual general meeting of the Company next following such appointment unless he or she is re-elected during such meeting. 112 Powers of executive Directors 112.1 The Board may from time to time: (a) delegate or entrust to and confer on any Director holding executive office (including the Chairman or a Deputy Chairman or a Chief Executive or a Managing Director) such of its powers, authorities and discretions (with power to sub-delegate), including, without prejudice to the generality of the foregoing, all powers, authorities and discretions the exercise of which involves or may involve the payment of remuneration to or conferring any other benefit on all or any of the Directors, for such time, on such terms and subject to such conditions as it thinks fit; and (b) revoke, withdraw, alter or vary all or any of such powers. 113 Delegation to committees 113.1 The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more Directors and (if thought fit) one or more other persons, provided that: (a) where any committee constituted by the Board pursuant to this Article 113.1 consists of more than one member, not less than two members of such committee shall be Directors or alternate Directors; and (b) no resolution of a committee shall be effective unless one of those present when it is passed is a Director (or his or her alternate). 113.2 The Board may confer such powers, authorities and discretions either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers, authorities and discretions and discharge any such committee in whole or in part. Insofar as any power, authority or discretion is so delegated, any reference in these Articles to the exercise by the Board of such power, authority or discretion shall be construed as if it were a reference to the exercise of such power, authority or discretion by such committee. 114 Local management 114.1 The Board may establish any local or divisional boards or agencies for managing any of the affairs of the Company in any specified locality, either in the United Kingdom or Hong Kong or elsewhere, and may appoint any persons to be members of such local or divisional board, or any managers or agents, and may fix their remuneration. The Board may delegate to any local or divisional board, manager or agent so appointed PUBLIC

81 any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members for the time being of any such local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies; and any such appointment or delegation may be made for such time, on such terms and subject to such conditions as the Board may think fit. The Board may confer such powers, authorities and discretions either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary all or any of such powers, authorities and discretions. Subject to any terms and conditions expressly imposed by the Board, the proceedings of any local or divisional board or agency with two or more members shall be governed by such of these Articles as regulate the proceedings of the Board, so far as they are capable of applying. 115 Power of attorney 115.1 The Board may by power of attorney or otherwise appoint any person or persons to be the agent of the Company and may delegate to any such person or persons any of its powers, authorities and discretions (with power to sub-delegate), in each case for such purposes and for such time, on such terms (including as to remuneration) and subject to such conditions as it thinks fit. The Board may confer such powers, authorities and discretions either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers, authorities and discretions. 116 Associate directors 116.1 The Board may appoint any person (not being a Director) to any office or employment having a designation or title including the word "director" or attach to any existing office or employment with the Company such designation or title and may terminate any such appointment or the use of such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment shall not imply that such person is, or is deemed to be, or is empowered in any respect to act as, a Director for any of the purposes of the Act or these Articles. 117 Exercise of voting power 117.1 The Board may exercise or cause to be exercised the voting power conferred by the shares in any other company held or owned by the Company, or any power of appointment to be exercised by the Company, in such manner in all respects as it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company). 118 Provision for employees 118.1 The Board may exercise any power conferred on the Company by the Act39 to make provision for the benefit of persons (other than directors, former directors or shadow directors) employed or formerly employed by the Company or any of its subsidiaries (or any member of his or her family or any person who is dependent on him or her) in 39Section 247 of the Act PUBLIC

82 connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary. 119 Registers of members 119.1 Subject to the provisions of the Act40, the Board shall keep the following registers of its members and shall enter therein the particulars specified in Article 119.2: (a) in the United Kingdom, the Principal Register; (b) in Hong Kong, a register of members resident in Hong Kong which shall be called "the Hong Kong Overseas Branch Register"; and (c) in any such countries or territories as the Board may from time to time in its sole discretion determine, a register of members resident in such country or territory, each such register being hereinafter referred to as an "Overseas Branch Register". 119.2 The following particulars shall be entered or stored in the registers referred to in Article 119.1: (a) the names and addresses of the members respectively entitled and requiring to be registered in one of such registers, and a statement of the shares held by each member distinguishing each share by its number so long as the share has a number, and where the Company has more than one class of share, by its class and a statement of the amount paid or agreed to be considered as paid on the shares of each member; provided that no member shall be entitled to be entered in more than one register at the same time in respect of the same shares; (b) the date at which each member was entered in the register as a member in respect of any share or shares; and (c) the date at which each member ceased to be a member in respect of any share or shares. 119.3 Subject to the Act41, the Board may make and vary such regulations as it thinks fit with respect to the keeping of any of the registers referred to in Article 119.1. 119.4 The Board may at any time serve a written notice on a member who is registered in the Hong Kong Overseas Branch Register or in any Overseas Branch Register requiring him or her to provide to the Board any information, supported by a declaration and by such other evidence as the Board may require, for the purpose of determining whether that member is resident in Hong Kong or in the country or territory in which an Overseas Branch Register is situated. If such information and evidence is not provided within 21 days of the date of such written notice or the information and evidence provided shows that the member is not so resident or is, in the opinion of the Board, unsatisfactory for the purpose of determining whether the member is so resident the Board may remove the shares registered in the name of that member from the Hong Kong Overseas Branch Register or, as the case may be, from the relevant Overseas Branch Register and register such shares in the name of that member on the 40Sections 113-121 of the Act 41Sections 129-135 of the Act PUBLIC

83 Principal Register and shall serve a written notice of such removal and registration on the member. 120 Borrowing powers 120.1 The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present or future) and uncalled capital of the Company and, subject to the provisions of the Act42, to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party. PROCEEDINGS OF DIRECTORS AND COMMITTEES 121 Board meetings 121.1 Subject to the provisions of these Articles, the Board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit. 122 Notice of Board meetings 122.1 Board meetings shall be convened at any time by the Chairman or by two Directors or the Secretary at the request of two Directors. A Director may waive the requirement that notice be given to him or her of any Board meeting, either prospectively or retrospectively. It shall not be necessary to give notice of a Board meeting to a Director who is absent from the United Kingdom or Hong Kong (or from such other country or territory as the Board may from time to time determine) unless he or she has requested the Board in writing that notices of Board meetings shall during his or her absence be given to him or her at any address in the United Kingdom or Hong Kong (or in such other country or territory as the Board may from time to time determine) or be sent to any address to which notices and documents can be sent using electronic means, in each case notified to the Company for this purpose, but he or she shall not, in such event, be entitled to a longer period of notice than if he or she had been present in the United Kingdom or Hong Kong (or in such other country or territory as the Board may from time to time determine) at that address. 123 Quorum 123.1 The quorum necessary for the transaction of business may be determined by the Board and, until otherwise so determined, shall be three persons, each being a Director or an alternate Director. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers, and discretions for the time being vested in or exercisable by the Board. Subject to these Articles, any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present. 42Sections 738-754 of the Act PUBLIC

84 124 Chairman of Board 124.1 The Board may appoint one of its body as Chairman to preside at every Board meeting at which he or she is present and no more than two other members as Deputy Chairmen, may determine the period for which he or she is or they are to hold office and may at any time remove him or her or them from office. If no such Chairman or Deputy Chairman is elected, or if at any meeting neither the Chairman nor a Deputy Chairman is present within five minutes of the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting. In the event of two or more Deputy Chairmen being present, the Deputy Chairman to act as Chairman shall be decided by those Directors present. Any Chairman or Deputy Chairman may also hold executive office under the Company. 125 Voting 125.1 Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the Chairman shall have a second or casting vote unless he or she is not entitled to vote on the resolution in question. 126 Electronic participation in meetings 126.1 Any Director or his or her alternate may validly participate in a meeting of the Board or a committee of the Board by means of conference telephone, video conferencing or any other form of communication equipment, provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting, by a series of telephone calls from the Chairman or by exchange of communication in electronic form addressed to the Chairman. 126.2 A person so participating by being present or being in telephone communication with or by exchanging communication in electronic form with those in the meeting or with the Chairman shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no group which is larger than any other group, where the Chairman then is. 126.3 A resolution passed at any meeting held in the above manner, and authenticated by the Chairman or the Secretary, shall be as valid and effectual as if it had been passed at a meeting of the Board (or committee, as the case may be) duly convened and held. 127 Resolution in writing 127.1 A resolution in writing executed by all the Directors for the time being entitled to receive notice of a Board meeting, and not being less than a quorum, or by all the members of a committee of the Board, shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee, as the case may be). Such a resolution: (a) may consist of several documents in the same form each executed by one or more of the Directors or members of the relevant committee, including by means of facsimile transmission, emails or other electronic communications; PUBLIC

85 (b) need not be signed by an alternate Director if it is signed by the Director who appointed him or her; (c) if signed by an alternate Director need not also be signed by his or her appointor; and (d) to be effective, need not be signed by a Director who is prohibited by these Articles from voting thereon, or by his or her alternate. 128 Proceedings of committees 128.1 All committees of the Board shall, in the exercise of the powers delegated to them and in the transaction of business, conform to any mode of proceedings and regulations which the Board may prescribe and subject thereto shall be governed by such of these Articles as regulate the proceedings of the Board as are capable of applying. 129 Minutes of proceedings 129.1 The Board shall cause minutes to be made in books kept for the purpose of recording: (a) all appointments of officers and committees made by the Board; and (b) all orders, resolutions and proceedings at every meeting of the Company, of the Board and of any committee of the Board. Any such minutes, if purporting to be signed by the Chairman of the meeting at which the proceedings were held or by the Chairman of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in such minutes without any further proof. 130 Validity of proceedings 130.1 All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director, alternate Director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any person or persons acting as aforesaid, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his or her office, be as valid as if every such person had been duly appointed, was duly qualified and had continued to be a Director, alternate Director or member of a committee, and was entitled to vote. DIRECTORS' INTERESTS 131 Director may have interests 131.1 Subject to the provisions of the Act43 and provided that Article 133 is complied with, a Director, notwithstanding his or her office: (a) may enter into or otherwise be interested in any contract, arrangement, transaction or proposal with the Company or in which the Company is 43Sections 175-177 and 182-187 of the Act PUBLIC

86 otherwise interested, either in regard to his or her tenure of any office or place of profit or as vendor, purchaser or otherwise; (b) may hold any other office or place of profit under the Company (except that of Auditor or auditor of a subsidiary of the Company) in conjunction with the office of Director and may act by himself or herself or through his or her firm in a professional capacity for the Company, and in any such case on such terms as to remuneration and otherwise as the Board may arrange, either in addition to or in lieu of any remuneration provided for by any other Article; (c) may be a director or other officer, or employed by, or a party to any transaction or arrangement with or otherwise interested in, any company promoted by the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment; and (d) shall not be liable to account to the Company for any profit, remuneration or other benefit realised by any such office, employment, contract, arrangement, transaction or proposal or from any interest in any body corporate and no such contract, arrangement, transaction, proposal or interest shall be avoided on the grounds of any such interest or benefit nor shall the receipt of any such profit, remuneration or any other benefit constitute a breach of his or her duty under the Act44 not to accept benefits from third parties. 132 Power of the Board to authorise conflicts of interest 132.1 The Board may authorise any matter proposed to it which would, if not so authorised, involve a breach by a Director of his or her duty to avoid conflicts of interest under the Act45, including, without limitation, any matter which relates to a situation in which a Director has, or can have, an interest which conflicts, or possibly may conflict, with the interest of the Company (including the exploitation of any property, information or opportunity, whether or not the Company could take advantage of it, but excluding any situation which cannot reasonably be regarded as likely to give rise to a conflict of interest). The provisions of this Article 132 do not apply to a conflict of interest arising in relation to a transaction or arrangement with the Company. 132.2 Any such authorisation will be effective only if: (a) any requirement as to quorum at the meeting at which the matter is considered is met without counting the Director in question or any other interested Director; and (b) the matter was agreed to without their voting or would have been agreed to if their votes had not been counted. 132.3 The Board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. 132.4 The Board may vary or terminate any such authorisation at any time. 44Section 176 of the Act 45Section 175 of the Act PUBLIC

87 133 Declaration of interests 133.1 A Director shall declare the nature and extent of his or her interest in a matter within Article 132 to the other Directors. 133.2 A Director who is aware that he or she is in any way interested in a proposed transaction or arrangement with the Company must declare the nature and extent of his or her interest to the other Directors. 133.3 A Director who is aware that he or she is in any way interested in a transaction or arrangement that has been entered into by the Company must declare the nature and extent of his or her interest to the other Directors, unless the interest has already been declared under Article 133.2. 133.4 The declaration of interest must (in the case of Article 133.3) and may, but need not (in the case of Article 133.1 or 133.2), be made: (a) at a meeting of the Directors; or (b) by general or specific notice to the Directors in accordance with the Act46. 133.5 If a declaration of interest, or deemed declaration of interest, proves to be, or becomes, inaccurate or incomplete, a further disclosure must be made. 133.6 Any declaration of interest required by Article 133.1 above must be made as soon as reasonably practicable. 133.7 Any declaration of interest required by Article 133.2 above must be made before the Company enters into the transaction or arrangement. 133.8 Any declaration of interest under Article 133.3 above must be made as soon as reasonably practicable. Failure to comply with this requirement does not affect the underlying duty to make the declaration of interest. 133.9 For the purposes of Articles 133.1, 133.2 and 133.3, a Director need not declare an interest: (a) if it cannot reasonably be regarded as likely to give rise to a conflict of interest; (b) if, or to the extent that, the other Directors are already aware of it; or (c) if, or to the extent that, it concerns terms of his or her service contract that have been or are to be considered: (i) by a meeting of the Directors; or (ii) by a committee of the Directors appointed for the purpose under these Articles. 46Sections 184 and 185 of the Act PUBLIC

88 134 Entitlement to keep information confidential 134.1 Subject to Article 134.2, a Director shall be under no duty to the Company with respect to any information which he or she obtains or has obtained otherwise than as a Director of the Company and in respect of which he or she has a duty of confidentiality to another person. In particular, the Director shall not be in breach of the general duties he or she owes to the Company under the Act47 because he or she fails to: (a) disclose any such information to the Board or to any Director or other officer or employee of the Company; and/or (b) use or apply any such information in performing his or her duties as a Director of the Company. 134.2 To the extent that the relationship between a Director and a person to whom he or she owes a duty of confidentiality gives rise to a conflict of interest or possible conflict of interest, Article 134.1 applies only if the existence of that relationship has been authorised by the Board pursuant to Article 132 or if Article 131 applies to the relationship. 135 Avoiding conflicts of interest 135.1 Where the existence of a Director's relationship with another person has been authorised by the Board pursuant to Article 132 (and subject to any limits or conditions imposed pursuant to Article 132.3), or if Article 131 applies to the relationship, and his or her relationship with that person gives rise to a conflict of interest or possible conflict of interest, the Director shall not be in breach of the general duties he or she owes to the Company under the Act48 because he or she : (a) absents himself or herself from meetings of the Board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or (b) makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or makes arrangements for such documents and information to be received and read by a professional adviser, for so long as he or she reasonably believes such conflict of interest or possible conflict of interest subsists. 136 Overriding principles 136.1 The provisions of Articles 134 and 135 are without prejudice to any equitable principle or rule of law which may excuse the Director from: (a) disclosing information in circumstances where disclosure would otherwise be required under these Articles; or 47Sections 171-177 of the Act 48Sections 171-177 of the Act PUBLIC

89 (b) attending meetings or discussions or receiving documents and information as referred to in Article 135, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles. 137 Interested Director not to vote or count for quorum 137.1 Save as provided in this Article 137, a Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any contract, arrangement, transaction or any proposal whatsoever to which the Company is or is to be a party and in which he or she or any of his or her associates has a material interest otherwise than by virtue of his or her interest or the interests of his or her associate(s) in shares or debentures or other securities of or otherwise in or through the Company unless the resolution concerns any of the following matters: (a) the giving to him or her or his or her associate(s) of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or her or any of them at the request of or for the benefit of the Company or any of its subsidiary undertakings; (b) the giving to a third party of any guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he or she or his or her associate(s) has himself/herself/themselves assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security; (c) any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings in which offer he or she or his or her associate(s) is/are or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he or she is to participate; (d) any proposal concerning any other body corporate in which he or she (together with his or her associates) does not to his or her knowledge have an interest (as the term is used in Part 22 of the Act) in five per cent. or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of such body corporate; (e) any proposal relating to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him or her any privilege or benefit not generally awarded to the employees to whom such arrangement relates; (f) any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of the Directors or for the benefit of persons who include Directors; or (g) the giving of any other indemnity or any proposal concerning the funding of expenditure by one or more Directors on defending proceedings against him or her or them, or doing anything to enable such Director or Directors to avoid PUBLIC

90 incurring such expenditure, where all other Directors are also being offered indemnities or funding on substantially the same terms. 138 Director's interest in own appointment 138.1 A Director shall not vote or be counted in the quorum on any resolution of the Board or committee of the Board concerning his or her own appointment (including fixing or varying the terms of his or her appointment or its termination) as the holder of any office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of two or more Directors to offices or places of profit with the Company or any company in which the Company is interested, such proposals may be divided and a separate resolution considered in relation to each Director. In such case each of the Directors concerned (if not otherwise debarred from voting under these Articles) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his or her own appointment. 139 Chairman's ruling conclusive on Director's interest 139.1 If any question arises at any meeting as to the materiality of a Director's interest or the interests of his or her associate(s) (other than the Chairman's interest) or as to the entitlement of any Director (other than the Chairman) to vote or be counted in a quorum for the purposes of Article 137, and such question is not resolved by his or her voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be referred to the Chairman. The Chairman's ruling in relation to the Director concerned shall be final and conclusive. 140 Directors' resolution conclusive on Chairman's interest 140.1 If any question arises at any meeting as to the materiality of the Chairman's interest or the interests of his or her associate(s) or as to the entitlement of the Chairman to vote or be counted in a quorum for the purposes of Article 137, and such question is not resolved by his or her voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be decided by resolution of the Directors or committee members present at the meeting (excluding the Chairman), whose majority vote shall be final and conclusive. 141 Definitions 141.1 For the purposes of Articles 131 to 141: (a) a conflict of interest includes a conflict of interest and duty and a conflict of duties; (b) an interest means a direct or an indirect interest, and for these purposes an interest of a person who is for the purposes of the Act49 connected with a Director shall be treated as an interest of the Director and "interested" shall be construed accordingly; 49Sections 252-256 of the Act PUBLIC

91 (c) an interest, transaction, arrangement or proposal of which a Director is aware includes an interest, transaction, arrangement or proposal of which that Director ought reasonably to be aware; (d) in relation to an alternate Director, an interest of his or her appointor shall be treated as an interest of the alternate Director in addition to any interest which the alternate Director otherwise has; and (e) an "associate" of a Director shall mean any person who is for the purposes of the Act50 connected with a Director and any person who is an associate of a Director within the meaning of rule 1.01 of the rules governing the listing of securities on The Hong Kong Stock Exchange. THE SEAL 142 Application of Seal 142.1 The Seal shall be used only by the authority of a resolution of the Board or of a committee of the Board. Affixing the Seal to an instrument shall include impressing the Seal by mechanical means, or printing the Seal or a facsimile of it, on the instrument and applying the Seal or a facsimile of it by any other means to the instrument. The Board may determine whether any instrument to which the Seal is affixed shall be signed and, if it is to be signed, who shall sign it. Unless otherwise so determined: (a) share certificates and, subject to the provisions of any instrument constituting the same, certificates issued under the Seal in respect of any debentures or other securities need not be signed and any signature may be affixed to or printed on any such certificate by any means approved by the Board; and (b) every other instrument to which the Seal is affixed shall be signed by one Director and by the Secretary, by two Directors or by one Director in the presence of a witness who attests his or her signature. 142.2 Every certificate shall be issued under the Seal or in such other manner as the Board, having regard to the terms of issue, the Act, and the regulations of The Hong Kong Stock Exchange and The Stock Exchange, may authorise; all references in these Articles to the Seal shall be construed accordingly. 143 Deed without sealing 143.1 A document signed by a Director and by the Secretary, by two Directors or by a Director in the presence of a witness who attests the signature, and expressed (in whatever form of words) to be executed by the Company shall have the same effect as if it were executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it to have effect as a deed without the authority of a resolution of the Board or of a committee of the Board duly authorised. An instrument or document which is executed by the Company as a deed shall not be deemed to be delivered by the Company solely as a result of it having been executed by the Company. 50Sections 252-256 of the Act PUBLIC

92 144 Official seal for use abroad 144.1 Subject to the provisions of the Act51, the Company may have an official seal for use in any place outside the United Kingdom. THE SECRETARY 145 The Secretary 145.1 Subject to the provisions of the Act52, the Board shall appoint a Secretary or joint secretaries and shall have power to appoint one or more persons to be an assistant or deputy secretary at such remuneration and on such conditions as it thinks fit and any such person so appointed may be removed by the Board. 145.2 Any provision of the Act or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary. DIVIDENDS AND OTHER PAYMENTS 146 Declaration of dividends 146.1 Subject to the provisions of the Act53 and of these Articles, the Company may by ordinary resolution declare dividends to be paid to members according to their respective rights and interests in the profits of the Company. However, no dividend shall exceed the amount recommended by the Board. If and whenever the shares on which any such dividend is declared are denominated in different currencies, the dividend shall be declared in a single currency (which may be any currency). 147 Interim dividends 147.1 Subject to the provisions of the Act54, the Board may pay or declare and pay such interim dividends (including any dividend payable at a fixed rate) as appears to the Board to be justified by the profits of the Company available for distribution. The Board may, in its absolute discretion, resolve that such interim dividend shall constitute a debt from the Company and shall be payable on a date specified by the Board. In the absence of a resolution from the Board as to when such interim dividend shall constitute a debt due from the Company, it shall not constitute a debt due from the Company until payment. 147.2 The Board shall declare or pay any dividend under Article 147.1 on all shares ranking pari passu in a single currency (which may be any currency) even if such shares are denominated in different currencies. 147.3 If at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends on shares which rank after shares conferring preferential rights with regard to dividend as well as on shares conferring preferential 51Section 49 of the Act 52Sections 271-279 of the Act 53Sections 829-853 of the Act 54Sections 829-853 of the Act PUBLIC

93 rights, unless at the time of payment any preferential dividend is in arrear. Provided that the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferential rights for any loss that they may suffer by the lawful payment of any interim dividend on any shares ranking after those with preferential rights. 148 Entitlement to dividends 148.1 Except as otherwise provided by the terms of issue of or rights attached to any shares, all dividends shall be declared and/or paid according to the amounts paid up (otherwise than in advance of calls) on the shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the percentage of the nominal amount (which shall in the case of Ordinary Shares be treated as the same amount as is hereby treated as paid up on all fully paid Ordinary Shares) paid up on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly. 149 Calls or debts may be deducted from dividends 149.1 The Board may deduct from any dividend or other money payable to any person on or in respect of a share all such sums as may be due from him or her to the Company on account of calls or otherwise in relation to the shares of the Company. 150 Distribution in specie 150.1 The Board may, with the authority of an ordinary resolution of the Company, direct that payment of any dividend declared may be satisfied wholly or partly by the distribution of assets of any kind, and in particular of paid up shares or securities or debentures of any other company, or in any one or more of such ways. Where any difficulty arises in regard to such distribution, the Board may settle it as it thinks fit. In particular, the Board may: (a) issue fractional certificates (or ignore fractions); (b) fix the value for distribution of such assets or any part thereof and determine that cash payments may be made to any members on the footing of the value so fixed, in order to adjust the rights of members; and (c) vest any such assets in trustees on trust for the persons entitled to the dividend. 151 Dividends not to bear interest 151.1 Unless otherwise provided by the rights attached to the share, no dividend or other moneys payable by the Company or in respect of a share shall bear interest as against the Company. 152 Method of payment 152.1 Where any dividend, interest or other sum is payable in respect of a share it may, subject to Article 152.2, be paid by such method as the Board, in its absolute discretion, shall determine and without limiting any other method of payment which PUBLIC

94 the Company may adopt, the Board may determine that a payment can be made wholly or partly by one or more of the following means: (a) transfer to a bank or building society account (of a type approved by the Board) specified by the distribution recipient either in writing or as the Board may otherwise decide; (b) sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient's registered address (if the distribution recipient is a holder of the share), or (in any other case, including in the case of a Depository) to an address specified by the distribution recipient or by the Depository either in writing or as the Board may otherwise decide; (c) sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the Board may otherwise decide; (d) by means of a relevant system in respect of shares in uncertificated form in such manner as may be consistent with the facilities and requirements of the relevant system or as the Board may otherwise decide; or (e) by any electronic or other means as the Board may decide, to an account, or in accordance with the details, specified by the distribution recipient either in writing or as the Board may otherwise decide. 152.2 In respect of the payment of any dividend or other sum which is a distribution, the Board may decide, and notify distribution recipients, that: (a) one or more means of payment, including one or more of the means described in Article 152.1, will be used for payment and a distribution recipient may elect to receive the payment by one of the means so notified in the manner prescribed by the Board; (b) one or more of such means will be used for the payment unless a distribution recipient elects otherwise in the manner prescribed by the Board; or (c) one or more of such means will be used for the payment and that distribution recipients will not be able to elect otherwise. The Board may for this purpose decide that different methods of payment may apply to different distribution recipients or groups of distribution recipients. 152.3 Payment of any dividend or other sum which is a distribution is made at the risk of the distribution recipient. The Company is not responsible for a payment which is lost or delayed. Payment, in accordance with these Articles, of any cheque by the bank upon which it is drawn, or the transfer of funds by any means, or (in respect of shares in uncertificated form) the making of payment by means of a relevant system, shall be a good discharge to the Company. 152.4 In the event that: PUBLIC

95 (a) a distribution recipient does not specify an address, or does not specify an account of a type prescribed by the Board, or other details necessary in order to make a payment of a dividend or other distribution by the means by which the Board has decided in accordance with this Article 152 that a payment is to be made, or by which the distribution recipient has elected to receive payment, and such address or details are necessary in order for the Company to make the relevant payment in accordance with such decision or election; or (b) if payment cannot be made by the Company using the details provided by the distribution recipient, then the dividend or other distribution shall be treated as unclaimed for the purposes of these Articles. 152.5 The Board may at its discretion make provisions to enable a Depositary and/or any other member as the Board shall from time to time determine to receive dividends duly declared in such currency or currencies and at such rate or rates of exchange and on such terms and conditions as the Board may in its absolute discretion determine. 152.6 If two or more persons are holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the member or otherwise by operation of law, any one of them may give an effective receipt for any dividend or other moneys payable or property distributable in respect of the share. 153 Uncashed dividends 153.1 If cheques, warrants or orders for dividends or other moneys payable in respect of a share sent by the Company to the person entitled thereto through the post or through another method of payment (including bank transfers or other electronic means) are returned to the Company or left uncashed on two consecutive occasions, the Company shall not be obliged to send any dividend or other money payable in respect of that share due to that person until he or she notifies the Company of an address to be used for the purpose. 154 Unclaimed dividends 154.1 All dividends unclaimed for 12 months after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof. All dividends unclaimed for a period of 12 years after having become due for payment shall (if the Board so resolves) be forfeited and shall cease to remain owing by the Company. 155 Payment of scrip dividends 155.1 The Board may, with the prior authority of an ordinary resolution of the Company and subject to such terms and conditions as the Board may determine, offer to any holders of Ordinary Shares the right to elect to receive, in accordance with the provisions of this Article 155, Ordinary Shares, instead of cash in any currency in respect of the whole (or some part, to be determined by the Board) of any dividend specified by the ordinary resolution. The Board may, in its absolute discretion, determine that the shares to be received shall be satisfied by the allotment of new Ordinary Shares, PUBLIC

96 credited as fully paid, and/or the sale of treasury shares. The following provisions shall apply: (a) the said resolution may specify a particular dividend (whether or not already declared), or may specify all or any dividends declared within a specified period or periods; (b) the entitlement of each holder of Ordinary Shares to new Ordinary Shares and/or treasury shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend in the currency in which such dividend was declared or as converted into the equivalent amount in another currency if and in such manner as the Board shall so determine. For this purpose "relevant value" shall be calculated by reference to the average of the middle market quotations for the Ordinary Shares on The Stock Exchange, as derived from the Daily Official List, for the day on which the Ordinary Shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or in such other manner as the Board may determine on such basis as it considers to be fair and reasonable and the cash amount of the relevant dividend in a particular currency shall be converted into the equivalent amount in another currency if and in such manner as the Board shall so determine. A certificate or report by the Auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount; (c) no fractions of a share shall be allotted and no fractions of a treasury share shall be sold. The Board may make such provisions as it thinks fit for the application of any residual dividend entitlement remaining following the calculation of the entitlement of a holder of Ordinary Shares to new Ordinary Shares and/or treasury shares pursuant to sub-paragraph (b) of this Article 155.1 including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which such entitlements are accrued and/or retained and in each case accumulated on behalf of any holder of Ordinary Shares and such accruals or retentions are applied: (i) in the case of the allotment of new Ordinary Shares, to the allotment by way of bonus to or cash subscription on behalf of such holder of fully paid Ordinary Shares and/or provisions whereby cash payments may be made to holders of Ordinary Shares in respect of such entitlements; (ii) in the case of treasury shares, to the sale to, or sale on behalf of, such member of treasury shares and/or provisions whereby cash payments may be made to members in respect of their fractional entitlements; (d) the Board shall, after determining the basis of allotment and/or sale, notify the holders of Ordinary Shares in writing of the right of election offered to them, and specify the procedure to be followed and place at which, and the latest time by which, elections must be lodged in order to be effective; (e) the Board may exclude from any offer any holders of Ordinary Shares or any Ordinary Shares held by a Depositary where the Board considers that the PUBLIC

97 making of the offer to them or in respect of such shares would or might involve the contravention of the laws of or the requirements of any regulatory body or stock exchange or other authority in any territory or that for any other reason the offer should not be made to them or in respect of such shares; (f) the Board may determine that every duly effected election in respect of any Ordinary Shares shall be binding on every successor in title to the holder thereof; (g) the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not, in the case of Ordinary Shares, be payable in cash or, in the case of treasury shares, be settled in cash, on Ordinary Shares in respect of which an election has been duly made ("the elected Ordinary Shares") and instead, as determined by the Board in its absolute discretion, additional new Ordinary Shares shall be allotted, credited as fully paid, and/or treasury shares shall be sold, in each case to the holders of the elected Ordinary Shares on the basis of their entitlement pursuant to sub-paragraph (b) of this Article 155.1. For such purposes: (i) in relation to new Ordinary Shares, the Board may capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including any share premium account or capital redemption reserve) or of any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine, a sum equal to the aggregate nominal amount or amounts of the additional Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to the holders of the elected Ordinary Shares on that basis. A Board resolution capitalising any part of such reserve or fund or profits shall have the same effect as if such capitalisation had been declared by ordinary resolution of the Company in accordance with Article 157 and in relation to any such capitalisation the Board may exercise all the powers conferred on them by Article 157 without need of such ordinary resolution; (ii) in relation to treasury shares, the consideration for the sale of such treasury shares shall be the release of the Company's liability to pay the cash dividend to the holders of the elected Ordinary Shares; (h) the additional new Ordinary Shares so allotted and/or treasury shares sold shall rank pari passu in all respects with each other and with the other fully paid Ordinary Shares in issue on the record date for the dividend in respect of which the right of election has been offered, except that they will not rank for any dividend or other distribution or other entitlement which has been declared, paid or made by reference to such record date; (i) in relation to any particular proposed dividend, the Board may in its absolute discretion determine: PUBLIC

98 (i) that holders of Ordinary Shares shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend; or (ii) at any time prior to the allotment of the new Ordinary Shares which would otherwise be allotted in lieu thereof or at any time prior to the sale and transfer of the treasury shares which would otherwise be sold and transferred in lieu thereof, that all elections to take Ordinary Shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it; (j) the Board may do all acts or things it considers necessary or expedient to give effect to the allotment and issue of new Ordinary Shares or the sale and transfer of treasury shares pursuant to this Article 155 and otherwise in connection with any offer made pursuant to this Article 155 and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment, issue, sale or transfer and such other and incidental matters as the Board may in its absolute discretion determine including, in the case of the sale and transfer of treasury shares, the release of the Company's liability to pay the cash dividend in respect of which a right of election has been offered on the elected Ordinary Shares. Any agreement made under such authority shall be effective and binding on all concerned; (k) the Board may establish or vary from time to time a procedure for election mandates in respect of future rights of election; (l) the Board may terminate, suspend or amend any offer of the right to elect to receive Ordinary Shares (whether new Ordinary Shares or treasury shares) in lieu of any cash dividend at any time; and (m) the Board generally may implement an offer of the right to elect to receive Ordinary Shares and/or treasury shares in lieu of any cash dividend on such terms and conditions as the Board may from time to time determine and take such other action as the Board may deem necessary or desirable from time to time in respect of any such offer. 156 Reserves 156.1 The Board may, before recommending any dividend (whether preferential or otherwise), carry to reserve out of the profits of the Company such sums as it thinks fit. All sums standing to reserve may be applied from time to time, at the discretion of the Board, for any other purpose to which the profits of the Company may properly be applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Board thinks fit. The Board may divide the reserve into such special funds as it thinks fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as it thinks fit. Any sum which the Board may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The PUBLIC

99 Board may also, without placing the same to reserve, carry forward any profits which it may think prudent not to distribute. 157 Capitalisation of reserves 157.1 The Board may, with the authority of an ordinary resolution of the Company: (a) subject as provided in this Article 157, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company which is available for distribution or standing to the credit of any share premium account or capital redemption reserve or other undistributable reserve; (b) appropriate the sum resolved to be capitalised to the holders of Ordinary Shares (whether or not fully paid) in proportion to the number of such Ordinary Shares held by them respectively and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any Ordinary Shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those holders of Ordinary Shares or as they may direct, in those proportions, or partly in one way and partly in the other, provided that: (i) the share premium account, the capital redemption reserve, any other undistributable reserve and any profits which are not available for distribution may, for the purposes of this Article 157, only be applied in paying up new shares to be allotted to holders of Ordinary Shares credited as fully paid; (ii) where the amount capitalised is applied in paying up in full new shares, the Company will also be entitled to participate in the relevant distribution in relation to any Ordinary Shares held by it as treasury shares and the proportionate entitlement of the holders of Ordinary Shares to the distribution will be calculated accordingly; and (iii) the sum appropriated as hereinbefore mentioned need not be in the same currency as the securities which it is to be used to pay up but in that event and for the purpose of determining the extent to which such securities are paid up by such sum the Board shall select such rate of exchange as it shall consider appropriate; (c) resolve that any shares so allotted to any holder of Ordinary Shares in respect of a holding by him or her of any partly paid Ordinary Shares shall, so long as such Ordinary Shares remain partly paid, rank for dividends only to the extent that such partly paid Ordinary Shares rank for dividends; (d) make such provision by the issue of fractional certificates (or by ignoring fractions or by accruing the benefit thereof to the Company rather than to the holders of Ordinary Shares concerned) or by payment in cash or otherwise as it PUBLIC

100 thinks fit in the case of shares or debentures becoming distributable in fractions; (e) authorise any person to enter on behalf of all the holders of Ordinary Shares concerned into an agreement with the Company providing for either (i) the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation or (ii) the payment up by the Company on behalf of such holders by the application thereto of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing Ordinary Shares (any agreement made under such authority being effective and binding on all such holders); and (f) generally do all acts and things required to give effect to such resolution. 158 Record dates 158.1 Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares and subject always to the Act, the Company or the Board may by resolution specify any date (the "record date") as the date at the close of business (or such other time as the Board may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular and such record date may be on or at any time before the date on which the same is paid or made or (in the case of any dividend, distribution, interest, allotment or issue) at any time before or after the same is recommended, resolved, declared or announced but without prejudice to the rights inter se in respect of the same of transferors and transferees of any such shares or other securities. Different dates may be fixed as record dates in respect of shares registered on different Registers. ACCOUNTS 159 Accounting records 159.1 The Board shall cause accounting records to be kept in accordance with the Act55. 160 Inspection of records 160.1 No member (other than a Director) shall have any right to inspect any accounting record or other document of the Company unless he or she is authorised to do so by statute, by order of the court, by the Board or by ordinary resolution of the Company. 161 Accounts to be sent to members 161.1 Except as provided in Article 162, the annual accounts and reports shall, not less than 21 clear days before the annual general meeting before which they are to be laid, be delivered, sent by post or made available on the Company's website to every member, holder of debentures of the Company and any other person who is entitled to receive notice of general meetings. However, this Article 161 shall not require a copy of those documents to be sent to any person who under the provisions of these Articles is not 55Parts 15 and 16 of the Act PUBLIC

101 entitled to receive notices from the Company or of whose address the Company is unaware or to more than one of the joint holders of any shares or debentures. If all or any of the shares in or debentures of the Company are listed or dealt in on any stock exchange, there shall at the same time be forwarded to the secretary of that stock exchange such number of copies of each of those documents as the regulations of that stock exchange may require. 162 Strategic report with supplementary material 162.1 The Company may, in accordance with the Act56 and any regulations made under the Act, send a copy of the strategic report together with the supplementary material described in the Act to any member, holder of debentures of the Company or any other person who is entitled to receive notice of general meetings instead of or in addition to the documents referred to in Article 161. Where it does so, the strategic report and supplementary material shall be delivered, sent by post or made available on the Company's website to the member, holder of debentures of the Company or any other person entitled to receive notice of general meetings not less than 21 clear days before the annual general meeting before which those documents are to be laid. NOTICES 163 Form of notices 163.1 Notwithstanding anything to the contrary in these Articles, any notice, document or information to be given, sent, issued, deposited, served or delivered (or the equivalent) to or by any person pursuant to these Articles (other than a notice calling a meeting of the Directors) shall be in writing and, if the Board in its absolute discretion considers appropriate for any purpose or purposes under these Articles, any such notice, document or information shall be deemed given, sent, issued, deposited, served or delivered (or the equivalent) where it is sent in electronic form to an address for the time being notified for that purpose to the person giving such notice, document or information, but subject always to the provisions of Article 167. In the case of notices or other documents or information sent in electronic form the Board may make this subject to such terms and conditions as it shall in its absolute discretion consider appropriate, subject to and in accordance with the provisions of the Act57. Nothing in these Articles shall affect any requirement of the Act that any particular offer, notice or other document or information be served in any particular manner. 163.2 For the purposes of these Articles, notices, documents or information may be sent in electronic form by the Company to a person where: (a) such person has agreed (generally or specifically) that the notice, document or information may be sent or supplied in that form (and has not revoked that agreement), including on a website; (b) the notice, document or information (as the case may be) is a notice, document or information to which that agreement applies; and 56Sections 426-429 and sections 434-435 of the Act 57Parts 3 and 4 of Schedule 5 to the Act PUBLIC

102 (c) in the case of a notice, document or information being made available on a website, a notice is sent to the person, in a manner for the time being agreed for that purpose between that person and the Company notifying such person, of: (i) the publication of that notice, document or information on the website; (ii) the address of the website; and (iii) the place on that website where the notice, document or information may be accessed, and how it may be accessed, and in any such case the notification referred to above shall be treated as the relevant notice for the purposes of these Articles. 163.3 Subject to the Act58, any notice, document or information is validly sent or supplied by the Company if it is made available on a website. 163.4 Subject to the members having resolved that the Company may send or supply notices, documents or information to members by making them available on a website, where the Company requests the agreement of a person to receive specified notices, documents or information by means of a website and the Company does not receive a response within the period of 28 days (or such shorter period as may be required by statute) from the date the Company's request was sent, such person shall be deemed to have agreed to receive such notices, documents or information by the means specified in the request. 163.5 The Company shall, at the request of a member, also provide such member, within 21 days of the receipt by the Company of the request, with a hard copy of any document sent in electronic form in accordance with these Articles. 163.6 Any amendment or revocation of a notification given to the Company under this Article 163 shall only take effect if it is delivered to the Company in writing, signed by the member and on actual receipt by the Company thereof. 164 Authentication 164.1 For the purposes of these Articles, the Company shall treat any document received by it as sufficiently authenticated if: (a) where the document is sent in hard copy form, it is signed by the person who sent it; or (b) where the document is sent in electronic form, it has been authenticated in such manner as the Board may, in its absolute discretion, from time to time, determine, provided that, where a document is sent or supplied to the Company by a person on behalf of another, the Board may, in its absolute discretion, request that the sender also provide such reasonable evidence of their authority to act on such other's behalf as the Board may specify before the document may be treated as sufficiently authenticated. 58Part 4 of Schedule 5 to the Act PUBLIC

103 165 Service of notice on members 165.1 The Company may give any notice, document or information (including a share certificate) to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his or her registered address or by leaving it at that address or, in the circumstances referred to in Article 163, by sending it using electronic means to an address for the time being notified to the Company by the member or by making it available on a website. In the case of a member registered on the Principal Register or the Hong Kong Overseas Branch Register or an Overseas Branch Register any such notice, document or information may be posted either in the United Kingdom or in any territory in which any such Register is maintained. 165.2 In the case of joint holders of a share, all notices, documents or information shall be given to the joint holder whose name stands first in the Register in respect of the joint holding. Notice so given shall be sufficient notice to all the joint holders. 165.3 Where a member (or, in the case of joint holders, the person first named in the Register) has a registered address outside Hong Kong or the United Kingdom but has notified the Company of an address within Hong Kong or the United Kingdom at which notices, documents or other information may be given to him or her or, if the Board in its absolute discretion permits, an address to which notices, documents or information may be sent using electronic means, he or she shall be entitled to have notices, documents or information given or sent to him or her at that address but otherwise no such member shall be entitled to receive any notice, document or information from the Company. If on at least two consecutive occasions the Company has attempted to send notices, documents or information using electronic means to an address for the time being notified to the Company by a member for that purpose but the Company is aware that there has been a failure of delivery of such notice, document or information in the manner described in Article 167.3, then the Company shall thereafter send notices, documents or information through the post to such member at his or her registered address or his or her address for the service of notices by post, in which case the provisions of the remainder of this Article 165.3 shall apply. If on three consecutive occasions notices, documents or information have been sent through the post to any member at his or her registered address or his or her address for the service of notices but have been returned undelivered, such member shall not thereafter be entitled to receive notices, documents or information from the Company until he or she shall have communicated with the Company and supplied in writing a new registered address, address within Hong Kong or the United Kingdom for the service of notices, documents or information or an address to which notices, documents or information may be sent using electronic means. 166 Notice in case of death, bankruptcy or mental disorder 166.1 The Company may give any notice, document or information to the person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law, by sending or delivering it in any manner authorised by these Articles for the giving of any notice, document or information to a member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or by any like description, at an address (if any) within Hong Kong or the United Kingdom or an address to which notices may be sent using electronic means supplied for the purpose by the person claiming to be so entitled. Until such an address PUBLIC

104 has been so supplied, a notice, document or other information may be given in any manner in which it might have been given if the death or bankruptcy or operation of law had not occurred. 167 Evidence of service 167.1 Any member present, in person or by proxy, at any meeting of the Company or of the holders of any class of shares of the Company shall be deemed to have received due notice of such meeting, and, where requisite, of the purposes for which such meeting was called. 167.2 Any notice, document or other information, addressed to a member at his or her registered address or address for service in Hong Kong or the United Kingdom shall, if sent by post, be deemed to have been served or delivered on the day after the day when it was put in the post (or, where second-class mail is employed, on the second day after the day when it was put in the post). In proving such service or delivery it shall be conclusive to prove that the envelope containing the notice, document or information was properly addressed and put into the post as a prepaid letter. Any notice, document or other information not sent by post but delivered or left at a registered address or address for service in Hong Kong or the United Kingdom shall be deemed to have been served or delivered on the day on which it was so delivered or left. 167.3 Any notice, document or other information addressed to a member shall, if sent using electronic means, be deemed to have been served or delivered at the expiration of 24 hours after the time it was first sent. In proving such service or delivery it shall be conclusive to prove that the address used for the electronic communication was the address supplied for that purpose and the electronic communication was properly dispatched, unless the Company is aware that there has been a failure of delivery of such notice, document or information following at least two attempts in which case such notice, document or information shall be sent to the member at his or her registered address or address for service in Hong Kong or the United Kingdom provided that the date of deemed service or delivery shall be 24 hours from the dispatch of the original electronic communication in accordance with this Article 167.3. 167.4 Any notice, document or other information sent or supplied to a member by means of the Company's website, in accordance with Article 163, shall be deemed to have been received by the intended recipient when the material was first made available on the website or, if later, at the time the intended recipient received (or is deemed to have received) notice of the fact the material was available on the Company's website. 167.5 Any notice, document or other information sent by a relevant system shall be deemed to have been served or delivered when the Company, or a sponsoring system– participant (within the meaning of the Regulations) acting on its behalf, sends the issuer-instructions (within the meaning of the Regulations) relating to the notice, document or information. PUBLIC

105 168 Notice binding on transferees 168.1 Every person who, by operation of law, transfer or by any other means becomes entitled to a share shall be bound by any notice in respect of that share (other than a notice given by the Company under section 793 of the Act) which, before his or her name is entered in the Register, has been duly given to a person from whom he or she derives his or her title. 169 Notice by advertisement 169.1 Any notice to be given by the Company to the members or any of them, and not otherwise provided for by these Articles, shall be sufficiently given if given by advertisement appearing in one leading English language daily newspaper and one leading Chinese language daily newspaper printed and circulating in Hong Kong and in at least one leading daily newspaper published in the United Kingdom. Any notice given by advertisement shall be deemed to have been served at noon on the day on which the advertisement first appears. 169.2 The production in any court or tribunal of any such newspaper containing any such advertisement shall be sufficient proof of the giving of any such notice as regards all persons and for all purposes. 170 Suspension of postal services 170.1 If at any time by reason of the suspension or curtailment of postal services within Hong Kong or the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in accordance with Article 169.1. Such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the advertisement first appears. In any such case the Company shall send confirmatory copies of the notice by post if, at least seven days prior to the meeting, the posting of notices to addresses throughout Hong Kong and the United Kingdom again becomes practicable. INDEMNITY 171 Right to indemnity 171.1 Subject to the provisions of the Act59, but without prejudice to any indemnity to which he or she may be otherwise entitled, every person who is or was at any time a Director, alternate Director, Secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, damages and liabilities incurred by him or her for negligence, default, breach of duty, breach of trust or otherwise in relation to the affairs of the Company or an associated company, or in connection with the activities of the Company, or of an associated company, as a trustee of an occupational pension scheme, provided that this Article 171.1 shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article 171.1, or any element of it, to be treated as void under the Act. 59Sections 232-238 of the Act PUBLIC

106 171.2 Subject to the provisions of the Act60, the Company may at the discretion of the Board provide any person who is or was at any time a Director, alternate Director, Secretary or other officer of the Company with funds to meet expenditure incurred or to be incurred by him or her (or to enable such person to avoid incurring such expenditure) in defending any criminal or civil proceedings or defending himself or herself in any investigation by, or against action proposed to be taken by, a regulatory authority in each case in connection with any alleged negligence, default, breach of duty or breach of trust by that person in relation to the Company or an associated company or in connection with any application under the provisions referred to in section 205(5) of the Act. 172 Power to insure 172.1 Subject to the provisions of the Act61, the Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a Director or other officer or employee of the Company against any liability which may attach to him or her or loss or expenditure which he or she may incur in relation to anything done or alleged to have been done or omitted to be done as a Director, officer or employee of the Company or of an associated company or of any company in which the Company has an interest whether direct or indirect or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of the Company or of any such other company or subsidiary is or has been interested. The Board may authorise directors of subsidiaries of the Company to purchase and maintain insurance at the expense of the Company for the benefit of any present or former director, other officer or employee of such company in respect of such liability, loss or expenditure. 60Sections 205 and 206 of the Act 61Section 233 of the Act PUBLIC